                                                                     EXHIBIT 5.1















                          PLAN AND AGREEMENT OF MERGER

                                   DATED AS OF

                                 APRIL 30, 2001

                                      AMONG

                              DEL WEBB CORPORATION,

                                PULTE CORPORATION

                                       AND

                          PULTE ACQUISITION CORPORATION

                                TABLE OF CONTENTS


ARTICLE I MERGER OF ACQUISITION AND THE COMPANY...................................................................2
   1.1    The Merger..............................................................................................2
   1.2    Certificate of Incorporation............................................................................2
   1.3    By-Laws.................................................................................................2
   1.4    Directors...............................................................................................2
   1.5    Officers................................................................................................2
   1.6    Further Assurances......................................................................................3
   1.7    Stock of the Company....................................................................................3
   1.8    Stock of Acquisition....................................................................................4
   1.9    Adjustments.............................................................................................4
   1.10   Distributions with Regard to Company Common Stock.......................................................5
   1.11   Determinations Regarding Documents......................................................................6
   1.12   Company Stock Options...................................................................................6
   1.13   Affiliates..............................................................................................7
ARTICLE II EFFECTIVE TIME OF MERGER...............................................................................8
   2.1    Date of the Merger......................................................................................8
   2.2    Execution of Certificate of Merger......................................................................8
   2.3    Effective Time of the Merger............................................................................8
ARTICLE III REPRESENTATIONS AND WARRANTIES........................................................................8
   3.1    Representations and Warranties of the Company...........................................................8
   3.2    Representations and Warranties of Pulte and Acquisition................................................20
ARTICLE IV ACTIONS PRIOR TO THE MERGER...........................................................................31
   4.1    Company's Activities Until Effective Time..............................................................31
   4.2    Pulte's Activities Until Effective Time................................................................33
   4.3    HSR Act Filings........................................................................................34
   4.4    Stockholders' Meetings.................................................................................35
   4.5    Registration Statement and Proxy Statement.............................................................35
   4.6    No Solicitation of Offers; Notice of Proposals from Others.............................................36
   4.7    Pulte's and Acquisition's Efforts to Fulfill Conditions................................................38
   4.8    Company's Efforts to Fulfill Conditions................................................................38
   4.9    Affiliate Matters......................................................................................38
   4.10   Consulting Agreement...................................................................................38
   4.11   Directors..............................................................................................38
ARTICLE V CONDITIONS PRECEDENT TO MERGER.........................................................................39
   5.1    Conditions to the Company's Obligations................................................................39
   5.2    Conditions to Pulte's and Acquisition's Obligations....................................................40
ARTICLE VI TERMINATION...........................................................................................42
   6.1    Right to Terminate.....................................................................................42
   6.2    Manner of Terminating Agreement........................................................................43
   6.3    Effect of Termination..................................................................................43
ARTICLE VII ABSENCE OF BROKERS...................................................................................44
   7.1    Representations and Warranties Regarding Brokers and Others............................................44


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
ARTICLE VIII OTHER AGREEMENTS....................................................................................45
   8.1    Stock Exchange Listing.................................................................................45
   8.2    Other Actions; Filings; Consents.......................................................................45
   8.3    Notification of Certain Matters........................................................................46
ARTICLE IX GENERAL...............................................................................................46
   9.1    Expenses...............................................................................................46
   9.2    Employee Benefit Plans.................................................................................46
   9.3    Directors' and Officers' Insurance and Indemnification.................................................47
   9.4    Access to Properties, Books and Records................................................................48
   9.5    Press Releases.........................................................................................48
   9.6    Entire Agreement.  No Third Party Beneficiaries........................................................49
   9.7    Effect of Disclosures..................................................................................49
   9.8    Captions...............................................................................................49
   9.9    Prohibition Against Assignment.........................................................................49
   9.10   Notices and Other Communications.......................................................................49
   9.11   Governing Law..........................................................................................50
   9.12   Amendments.............................................................................................50
   9.13   Counterparts...........................................................................................50
   9.14   Extension; Waiver......................................................................................50
   9.15   Non-Survival of Representations, Warranties and Agreements.............................................51
   9.16   Severability...........................................................................................51
   9.17   Submission to Jurisdiction; Waivers....................................................................51
   9.18   Enforcement............................................................................................51
   9.19   Section 16.............................................................................................51



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                          PLAN AND AGREEMENT OF MERGER

                                   DATED AS OF

                                 APRIL 30, 2001

                                      AMONG

                              DEL WEBB CORPORATION,

                                PULTE CORPORATION

                                       AND

                          PULTE ACQUISITION CORPORATION


         This is a Plan and Agreement of Merger dated as of April 30, 2001 (the "Agreement"), among Del Webb Corporation (the "Company"), a Delaware corporation, Pulte Corporation ("Pulte"), a Michigan corporation, and Pulte Acquisition Corporation ("Acquisition"), a Delaware corporation and a wholly-owned subsidiary of Pulte.

         WHEREAS, the Boards of Directors of the Company and Pulte deem it advisable and in the best interests of each corporation and its respective stockholders that the Company and Pulte engage in a business combination in order to advance the long-term strategic business interests of the Company and Pulte.

         WHEREAS, the combination of the Company and Pulte shall be effected by the terms of this Agreement through a merger as outlined below (the "Merger").

         WHEREAS, in furtherance thereof, the respective Boards of Directors of the Company and Pulte have approved the Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of common stock, par value $0.001 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in Section 2.3), other than shares owned or held directly or indirectly by Pulte or directly or indirectly by the Company, will be converted into the right to receive shares of common stock, par value $0.01 per share, of Pulte ("Pulte Common Stock") as set forth in Article I.

         WHEREAS, as a condition to the willingness of the Company to enter into this Agreement, William J. Pulte and his affiliated trusts (collectively, the "Principal Stockholder") and the Company have entered into a Voting Agreement, dated as of the date hereof (the "Voting Agreement"), providing, among other things, that the Principal Stockholder will vote in favor of the Pulte Meeting Matters (as defined in Section 3.2(b)).

         WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement constitutes a plan of reorganization under the Code.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                      MERGER OF ACQUISITION AND THE COMPANY

         1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time, Acquisition will be merged with and into the Company, and the Company will be the surviving corporation of the Merger (the "Surviving Corporation"). Except as specifically provided in this Agreement, when the Merger becomes effective, (i) the real and personal property, other assets, rights, privileges, immunities, powers, purposes and franchises of the Company will continue as those of the Surviving Corporation, unaffected and unimpaired by the Merger, (ii) the separate existence of Acquisition will terminate, and Acquisition's real and personal property, other assets, rights, privileges, immunities, powers, purposes and franchises will be merged into the Surviving Corporation, which will succeed to and assume all the rights and obligations of Acquisition in accordance with the DGCL, and (iii) the Merger will have the other effects specified in the DGCL (including, without limitation, Section 259 of the DGCL).

         1.2 Certificate of Incorporation. From the Effective Time until subsequently amended in accordance with applicable law, the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time will be the Certificate of Incorporation of the Surviving Corporation.

         1.3 By-Laws. The By-Laws of Acquisition as in effect immediately prior to the Effective Time will be the By-Laws of the Surviving Corporation from the Effective Time until they are amended in accordance with their terms, the Certificate of Incorporation of the Surviving Corporation and applicable law.

         1.4 Directors. The directors of Acquisition immediately prior to the Effective Time will be the directors of the Surviving Corporation after the Effective Time and will serve in accordance with the By-Laws of the Surviving Corporation until their respective successors are elected and qualified, or until such earlier time as they resign or are removed in accordance with the By-Laws until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified.

         1.5 Officers. The officers of the Company immediately before the Effective Time will be the officers of the Surviving Corporation after the Effective Time and will hold office at the pleasure of the Board of Directors, and in accordance with the By-Laws of the Surviving



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Corporation until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be.

         1.6 Further Assurances. If at any time after the Effective Time, the Surviving Corporation determines or is advised that any deeds, bills of sale, assignments, assurances or other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, obligation, title or interest in, to or under any of the rights, properties or assets of either the Company or Acquisition acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out the transactions which are the subject of this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver all documents, in the name and on behalf of the Company, Acquisition or otherwise, and to take all other actions and do all other things as may be necessary or desirable to vest, perfect or confirm any and all right, obligation, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the transactions contemplated by this Agreement.

         1.7 Stock of the Company.

         (a) Except as provided in Sections 1.7(e) and 1.7(f), at the Effective Time each share of Company Common Stock which is outstanding immediately before the Effective Time will be converted into and become the right to receive, the number (the "Exchange Ratio") of shares of Pulte Common Stock, described in
Section 1.7(b) below (the "Merger Consideration").

         (b) The Merger Consideration for a share of Company Common Stock will be as follows:

                  (i) If the Market Value (computed as provided in Section 1.7(c)) of a share of Pulte Common Stock is equal to or greater than $33.00 but less than $39.00, the Merger Consideration will be one share of Pulte Common Stock for each share of Company Common Stock.

                  (ii) If the Market Value of a share of Pulte Common Stock is equal to or greater than $39.00 but less than $45.04, the Merger Consideration for each share of Company Common Stock will be the number of shares of Pulte Common Stock equal to $39.00 divided by the Market Value of a share of Pulte Common Stock.

                  (iii) If the Market Value of a share of Pulte Common Stock is equal to or greater than $45.04, the Merger Consideration will be 0.866 shares of Pulte Common Stock for each share of Company Common Stock.

                  (iv) If the Market Value of a share of Pulte Common Stock is equal to or greater than $30.00 but less than $33.00, the Merger Consideration for each share of Company Common Stock will be the number of shares of Pulte Common Stock equal to $33.00 divided by the Market Value of a share of Pulte Common Stock.



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                  (v) If the Market Value of a share of Pulte Common Stock is less than $30.00, the Merger Consideration will be 1.1 shares of Pulte Common Stock for each share of Company Common Stock. Notwithstanding the foregoing, if the Market Value of a share of Pulte Common Stock is less than $27.00, the Company will have the right to terminate this Agreement pursuant to Section 6.1(j).

         (c) The "Market Value" of a share of Pulte Common Stock will be the average of the Last Sale Price of a share of Pulte Common Stock on the New York Stock Exchange, Inc. ("NYSE") for the fifteen trading days ending on and including the third NYSE trading day prior to the day of the meeting at which the stockholders of the Company vote upon the Merger. The "Last Sale Price" of a share of Pulte Common Stock on a day will be the last sale price of a share of Pulte Common Stock reported on the NYSE consolidated tape prior to 4:00 p.m. on that day.

         (d) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Company Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (a "Certificate") shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except as provided herein or by law.

         (e) Each share of Company Common Stock held in the treasury of the Company, by Pulte or by any direct or indirect wholly-owned subsidiary of the Company or Pulte immediately before the Effective Time will, at the Effective Time, be canceled and cease to exist and no payment will be made with respect to any of those shares.

         (f) No fractional shares of Pulte Common Stock will be issued as a result of the Merger. Any holder of Company Common Stock who, but for this
Section 1.7(f), would be entitled to receive a fraction of a share of Pulte Common Stock as a result of the Merger will receive, instead of that fraction of a share, cash equal to the result of (i) the Last Sale Price on the Merger Date (as defined in Section 2.1) times (ii) the fraction.

         1.8 Stock of Acquisition. At the Effective Time, each share of stock of Acquisition ("Acquisition Stock") which is outstanding immediately before the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. At the Effective Time, a certificate which represented Acquisition Stock will automatically become and be a certificate representing the number of shares of the Surviving Corporation common stock into which the Acquisition Stock represented by the certificate was converted.

         1.9 Adjustments. If between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Pulte Common Stock are changed into a different number of shares by reason of a reclassification, recapitalization, split up, combination or exchange of shares, or any dividend payable in stock or other securities is declared with regard to the Company Common Stock or Pulte Common Stock with a record date between the date of this Agreement and the Effective Time, the Merger Consideration will be adjusted to provide the holders of Company Common Stock the same economic effect as that contemplated



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by this Agreement if the reclassification, recapitalization, split-up, combination, exchange or dividend had not taken place.

         1.10 Distributions with Regard to Company Common Stock.

         (a) Prior to the Effective Time, Acquisition and the Company will jointly designate a bank or trust company to act as Distributing Agent in connection with the Merger (the "Distributing Agent"). Immediately before the Effective Time, Pulte will provide the Distributing Agent with the shares of Pulte Common Stock which will have to be distributed to holders of Company Common Stock under Section 1.7(a) and the cash required to make the payments for fractional shares pursuant to Section 1.7(f).

         (b) Until they are distributed, the shares of Pulte Common Stock held by the Distributing Agent will be deemed to be outstanding but the Distributing Agent will not vote those shares or exercise any rights of a shareholder with regard to them. If any dividends are paid with regard to shares of Pulte Common Stock while they are held by the Distributing Agent, the Distributing Agent will hold the dividends, uninvested, until shares of Pulte Common Stock are distributed to particular former holders of Company Common Stock, at which time the dividends which have been paid with regard to the shares of Pulte Common Stock which are being distributed will be paid, without interest, to the persons to whom the shares are being distributed.

         (c) Promptly after the Effective Time, the Surviving Corporation will cause the Distributing Agent to mail to each person who was a record holder of Company Common Stock at the Effective Time, a form of letter of transmittal for use in effecting the surrender of Certificates in order to receive payment of the Merger Consideration. When the Distributing Agent receives a Certificate, together with a properly completed and executed letter of transmittal and any other required documents, the Distributing Agent will distribute to the holder of the Certificate, or as otherwise directed in the letter of transmittal, the Merger Consideration with regard to the shares represented by the Certificate, and the Certificate will be canceled. No interest will be paid or accrued on the Merger Consideration upon the surrender of Certificates. If payment is to be made to a person other than the person in whose name a surrendered Certificate is registered, the surrendered Certificate must be properly endorsed or otherwise be in proper form for transfer, and the person who surrenders the Certificate must provide funds for payment of any transfer or other taxes required by reason of the distribution to a person other than the registered holder of the surrendered Certificate or establish to the satisfaction of the Surviving Corporation that the tax has been paid. After the Effective Time, a Certificate which has not been surrendered will represent only the right to receive the Merger Consideration (and any dividends paid after the Effective Time with regard to shares of Pulte Common Stock included in the Merger Consideration), without any interest.

         (d) If a Certificate has been lost, stolen or destroyed, the Surviving Corporation will accept an affidavit and indemnification reasonably satisfactory to it instead of the Certificate and will pay the Merger Consideration to the holder of the shares of Company Common Stock which had been represented by the Certificate.



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

         (e) At any time which is more than six months after the Effective Time, Pulte may require the Distributing Agent to deliver to it any shares of Pulte Common Stock which had been made available to the Distributing Agent and have not been disbursed to former holders of Company Common Stock and any dividends received by the Distributing Agent in respect of such undisbursed Pulte Common Stock which are then held by the Distributing Agent, and after the Pulte Common Stock and dividends have been delivered to Pulte, former stockholders of the Company must look to Pulte for payment of the Merger Consideration upon surrender of the Certificates held by them. None of Pulte, the Surviving Corporation or the Distributing Agent will be liable to any former stockholder of the Company for any Merger Consideration which is delivered to a public official pursuant to any abandoned property, escheat or similar law.

         (f) After the Effective Time, the Surviving Corporation will not record any transfers of shares of Company Common Stock on the stock transfer books of the Company or the Surviving Corporation, and the stock ledger of the Company will be closed. If, after the Effective Time, Certificates are presented for transfer, they will be canceled and treated as having been surrendered for the Merger Consideration described in Section 1.7(b).

         1.11 Determinations Regarding Documents. The Company (or, after the Merger, the Surviving Corporation) will have the discretion, which it may delegate in whole or in part, to determine whether letters of transmittal accompanying Certificates have been properly and timely completed, signed and submitted and to determine whether or not to disregard immaterial defects in particular letters of transmittal. The decision of the Company (or, after the Merger, the Surviving Corporation) with regard to those matters will be conclusive and binding. None of Pulte, the Company, the Surviving Corporation or the Distributing Agent will have any obligation to notify any person of any defect in a letter of transmittal submitted to the Company, the Surviving Corporation or Pulte, as applicable. The Distributing Agent or another person or entity agreed to by the Company and Pulte will make all computations contemplated by Section 1.7 and those computations will be conclusive and binding on the holders of Company Common Stock.

         1.12 Company Stock Options.

         (a) At the Effective Time, each Company Stock Option (as defined in
Section 3.1(f)) which is outstanding at the Effective Time will accelerate and vest and at the election of the holder thereof (i) will become the right to receive a sum in cash equal to (A) the amount, if any, by which the per share exercise price of the option is less than the Market Value of the Merger Consideration for a share of Company Common Stock, times (B) the number of shares of Company Common Stock issuable upon exercise of the option in full (irrespective of vesting provisions) or, (ii) if the holder does not so elect, will be converted into an option to acquire, on the same terms and conditions as were applicable under the Company Stock Option Plan (as defined in Section 3.1(f)) pursuant to which such Company Stock Option was granted (but taking into account any changes thereto, including the acceleration thereof, provided for in such Company Stock Option Plan or in such option by reason of this Agreement or the transactions contemplated hereby), that number of shares of Pulte Common Stock determined by multiplying the number of shares of Company Common Stock subject to such Company Stock Option by the Exchange Ratio, rounded, if necessary, to the nearest whole share of Pulte Common Stock, at a



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price per share (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price specified in such Company Stock Option divided by the Exchange Ratio; provided, however, that in the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under
Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code. If such holder has elected to receive cash, in order to receive the amount to which the holder is entitled under this Section, the holder must deliver to the Surviving Corporation prior to the date of the Company's Merger Stockholders Meeting (as defined in Section 4.4) (i) any certificate or option agreement relating to the option and (ii) a document in which the holder acknowledges that the payment the holder is receiving is in full satisfaction of any rights the holder may have under or with regard to the option. Pulte will pay the cash amount due under this Section 1.12(a) to a holder of a Company Stock Option promptly after the Merger and after the Surviving Corporation receives from the holder the items described in clauses (i) and (ii) of the preceding sentence. At the Effective Time, the restricted stock of the Company will accelerate and vest in accordance with its terms.

         (b) As soon as practicable after the Effective Time, Pulte shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Stock Option Plans (including that, in connection with the Merger and pursuant to the terms of the Company Stock Option Plans, the Company Stock Options have become fully vested and exercisable) and, unless the holder has elected to receive cash, the agreements evidencing the grants of such Company Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.12 after giving effect to the Merger and the terms of the applicable Company Stock Option Plan). To the extent permitted by law, Pulte shall comply with the terms of the Company Stock Option Plans and shall take such reasonable steps as are necessary or required by, and subject to the provisions of, such Company Stock Option Plans, to have the Company Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Pulte after the Effective Time.

         (c) Pulte shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Pulte Common Stock for delivery upon exercise of the Company Stock Options in accordance with this Section 1.12. Promptly after the Effective Time, Pulte shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Pulte Common Stock subject to such options and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), where applicable, Pulte shall administer the Company Stock Option Plans in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

         1.13 Affiliates. Notwithstanding anything to the contrary herein, to the fullest extent permitted by law, no certificates representing shares of Pulte Common Stock or cash shall be



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

delivered to a Person who may deemed an "affiliate" of the Company in accordance with Section 4.9 hereof for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), until such Person has executed and delivered an Affiliate Agreement (as defined in Section 4.9) to Pulte.

                                   ARTICLE II

                            EFFECTIVE TIME OF MERGER

         2.1 Date of the Merger. Unless this Agreement is terminated prior to the Effective Time in accordance with Article VI, the day on which the Merger is to take place (the "Merger Date") will be the first business day after the day on which all the conditions set forth in Article V have been satisfied or waived. The Merger Date may be changed with the consent of the Company and Pulte.

         2.2 Execution of Certificate of Merger. On the day before the Merger Date, Acquisition and the Company will each execute a certificate of merger (the "Certificate of Merger"), which will be in proper form for filing under the DGCL, and deliver it to Skadden, Arps, Slate, Meagher & Flom LLP for filing with the Secretary of State of Delaware. When all the conditions in Article V have been satisfied or waived, Pulte and the Company will (i) cause the Certificate of Merger to be filed with the Secretary of State of Delaware on the Merger Date and (ii) cause all other documents which must be recorded or filed as a result of the Merger to be recorded or filed.

         2.3 Effective Time of the Merger. The Merger will become effective when the Certificate of Merger is filed with the Secretary of State of Delaware, or at such other time and date as are agreed upon by Pulte and the Company and specified in the Certificate of Merger (that being the "Effective Time").

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company. Except as set forth in the Company Disclosure Schedule delivered by the Company to Pulte prior to the execution of this Agreement (the "Company Disclosure Schedule") (each section of which qualifies and is a correspondingly numbered representation and warranty or covenant to the extent specified therein), the Company represents and warrants to Pulte and Acquisition as follows:

         (a) Except as set forth on Section 3.1-A of the Company Disclosure Schedule, the Company and each of its subsidiaries (each corporation or other entity of which a company owns directly or indirectly 51% or more of the equity being a "subsidiary" of that company), is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failures to be so organized, existing and in good standing or to have such power and authority, in the aggregate,



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

would not reasonably be expected to have a Material Adverse Effect (as defined below) on the Company, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failures so to qualify or to be in good standing, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The copies of the Certificate of Incorporation and By-laws of the Company which were previously furnished or made available to Pulte are true, complete and correct copies of such documents as in effect on the date of this Agreement. As used in this Agreement, the term "Material Adverse Effect" on a company means a material adverse effect on (i) the business, operations, results of operations, properties, assets, liabilities or condition (financial or otherwise) of that company and its subsidiaries taken as a whole or (ii) the ability of that company to consummate the Merger or the other transactions contemplated by this Agreement, other than a material adverse effect resulting from (A) a change in laws, rules or regulations of governmental agencies, (B) a change in United States generally accepted accounting principles ("GAAP"), (C) a change or occurrence affecting the homebuilding industry generally, or (D) a change in general economic conditions (including, without limitation, a change in interest rates).

         (b) The Company has all corporate power and authority necessary to enable it to enter into this Agreement and carry out the transactions contemplated by this Agreement. All corporate actions necessary to authorize the Company to enter into this Agreement and carry out the transactions contemplated by it, other than approval of the Merger and adoption of this Agreement by the stockholders of the Company, have been taken. This Agreement has been duly executed by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         (c) Except as set forth on Section 3.1-C of the Company Disclosure Schedule, neither the execution and delivery of this Agreement or of any document to be delivered in accordance with this Agreement nor the consummation of the transactions contemplated by this Agreement or by any document to be delivered in accordance with this Agreement will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (i) the Certificate of Incorporation or By-laws of the Company, or (ii) any law, order, rule or regulation of any Governmental Entity (as defined below) having jurisdiction over the Company or any of its subsidiaries, except, in the case of (ii), for violations, breaches, or defaults which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. As used in this Agreement, the term "Governmental Entity" means a court or governmental or quasi-governmental, legislative, administrative or regulatory body, authority or agency, whether federal, state or local, or domestic or foreign.

         (d) Except as shown on Section 3.1-D of the Company Disclosure Schedule or except as expressly contemplated herein, no governmental filings, authorizations, approvals, or consents, or other governmental action, other than the expiration or termination of waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if any, are required to permit the Company to fulfill all its obligations under this Agreement, other than governmental filings, authorizations, approvals, consents or other governmental actions the absence of which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

         (e) The Board of Directors of the Company, by resolutions duly adopted by the requisite vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Company Board Approval"),
(i) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement, the Merger and the Voting Agreement, (iii) recommended that the stockholders of the Company adopt this Agreement and approve the Merger and (iv) directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the Company's stockholders at the Company's Merger Stockholders Meeting. The Company Board Approval constitutes approval of this Agreement and the Merger for purposes of Section 203 of the DGCL. To the knowledge of the Company, except for Section 203 of the DGCL (which has been rendered inapplicable), no state takeover statute is applicable to this Agreement, the Merger or the other transactions contemplated hereby. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock to adopt this Agreement and approve the Merger (the "Required Company Vote") is the only vote of the holders of any class or series of the Company capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated hereby. The holders of Company Common Stock do not have dissenters' rights under the DGCL.

         (f) As of April 20, 2001, the authorized capital stock of the Company consisted of (A) 30,000,000 shares of Company Common Stock, of which 18,707,472 shares were outstanding and no shares were held in the treasury of the Company, and (B) 10,000,000 shares of Preferred Stock, par value $0.001 per share, none of which were outstanding. Since April 20, 2001 to the date of this Agreement, there have been no issuances of shares of the capital stock of the Company or any other securities of the Company other than issuances of shares pursuant to options or rights outstanding as of April 20, 2001 under the Company Benefit Plans (as defined in Section 3.1(y)). All issued and outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights. There were outstanding as of April 20, 2001 no options, shares of restricted stock, warrants or other rights to acquire capital stock from the Company other than options, shares of restricted stock, and other rights to acquire capital stock of the Company representing in the aggregate the right to purchase 2,238,733 shares of Company Common Stock (collectively, the "Company Stock Options") under the Company's 1981 Stock Option Plan, 1986 Stock Option and Stock Appreciation Rights (SAR) Plan, 1991, 1993, 1995, 1998 and 2000 Executive Long-Term Incentive Plans, 1991 Directors' Stock Plan, 1995 Director Stock Plan and 1998 Director Stock Plan, and any amendments thereto (collectively, the "Company Stock Option Plans").
Section 3.1-F of the Company Disclosure Schedule sets forth a complete and correct list, as of April 20, 2001, of the number of shares of Company Common Stock subject to the Company Stock Options and the dates of grant and the exercise prices of the Company Stock Options. No options or warrants or other rights to acquire capital stock from the Company have been issued or granted since April 20, 2001 to the date of this Agreement.

         (g) No bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders may vote are issued or outstanding.

         (h) Except as shown on Section 3.1-H of the Company Disclosure Schedule, (i) all the shares of stock owned by the Company (or a subsidiary of the Company) of each of the Company's subsidiaries which is a corporation are duly authorized, validly issued, fully paid and non-assessable and are not subject to any preemptive rights, and all the equity interests owned by the Company (or a subsidiary of the Company) of each of the Company's subsidiaries which is not a corporation are fully paid and non-assessable, and (ii) neither the Company nor any of its subsidiaries has issued any options, warrants or convertible or exchangeable securities, or is a party to any other agreements, which require, or upon the passage of time, the payment of money or the occurrence of any other event, may require the Company or any subsidiary to issue or sell any stock or other equity interests in any of the Company's subsidiaries, and there are no registration covenants or transfer or voting restrictions with respect to outstanding securities of any of the Company's subsidiaries.

         (i) Since January 1, 1998, the Company has filed with the Securities and Exchange Commission (the "SEC") all forms, statements, reports and documents it has been required to file under the Securities Act, the Exchange Act, or the rules under either of such acts (the "Company SEC Reports").

         (j) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 (the "Company 2000 10-K") and its Quarterly Reports on Form 10-Q for the periods ended September 30, 2000 and December 31, 2000 (the "Company September 10-Q" and the "Company December 10-Q," respectively) which the Company filed with the SEC, including the documents incorporated by reference in each of them, each contained all the information required to be included in it and, when each was filed, it did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading. Without limiting what is said in the preceding sentence, the financial statements included in the Company 2000 10-K were prepared, and the financial information included in the Company September 10-Q and the Company December 10-Q was derived from financial statements which were prepared, in accordance with GAAP applied on a consistent basis (except that financial information included in the Company September 10-Q and the Company December 10-Q does not contain notes and is subject to normal year-end adjustments) and present fairly the consolidated financial condition and the consolidated results of operations of the Company and its subsidiaries at the dates, and for the periods to which they relate. Except for the Company September 10-Q and the Company December 10-Q and except as set forth on Section 3.1-J of the Company Disclosure Schedule, the Company has not filed any reports with the SEC with regard to any period which ended, or any event which occurred, after June 30, 2000 and prior to the date hereof. The Company's consolidated revenues and net income for the quarter ended March 31, 2001 were as stated in a press release issued by the Company on April 24, 2001.

         (k) Except as shown on Section 3.1-K of the Company Disclosure Schedule, since June 30, 2000, (i) the Company and its subsidiaries have conducted their respective businesses in the ordinary course and in the same manner in which they were conducted prior to June 30, 2000, and (ii) nothing has occurred which, in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

         (l) The Company and its subsidiaries have at all times complied, and currently are complying, with all applicable Federal, state, local and foreign laws and regulations, except failures to comply which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

         (m) Except as shown on Section 3.1-M of the Company Disclosure Schedule, the Company and its subsidiaries have all licenses and permits which are required at the date of this Agreement to enable them to conduct their businesses as they currently are being conducted, except licenses or permits the lack of which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

         (n) Except as shown on Section 3.1-N of the Company Disclosure
Schedule:

                  (i) the Company and each of its subsidiaries has filed when due (taking account of extensions) all Tax Returns relating to United States federal income Taxes, and all other material Tax Returns, which it or they have been required to file and have paid all Taxes shown on those Tax Returns to be due;

                  (ii) all material Taxes that are due or claimed to be due from the Company or its subsidiaries have been paid other than those (A) currently payable without penalty or interest or (B) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (A) and (B), adequate reserves have been established on the books and records of the Company or its subsidiaries in accordance with GAAP;

                  (iii) all Tax Returns are true, correct and complete in all material respects;

                  (iv) the accruals and reserves on the books and records of the Company and its subsidiaries in respect of any material Tax liability for any Tax period are adequate to meet any assessments or exposures of Tax for any such period, determined in accordance with GAAP;

                  (v) no waiver or extension of the statute of limitation given by the Company or any of its subsidiaries for completion of the audit of any of its United States federal income Tax Returns or other material Tax Returns is in effect;

                  (vi) no material Lien (as defined in Section 3.1(s)) relating to Taxes has been filed by any Tax authority against the Company or any of its subsidiaries or any of their assets, except for Liens for Taxes not yet due and payable;

                  (vii) no United States federal income Tax Return, or material state, local or foreign Tax Return, of the Company or any subsidiary of the Company, is the subject of a pending audit or other administrative proceeding or court proceeding;

                  (viii) neither the Company nor any subsidiary of the Company is a party to any agreement providing for the allocation or sharing of Taxes (other than agreements solely between the Company and its direct or indirect wholly-owned subsidiaries or among direct or indirect wholly-owned subsidiaries of the Company);

                  (ix) neither the Company nor any of its subsidiaries has taken or agreed to take any action, nor, to the knowledge of the Company, is there any fact or circumstance relating to the Company, that would prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code;

                  (x) the Company has maintained all material documents, books and records as are required to be maintained by it and its subsidiaries under applicable Tax laws;

                  (xi) neither the Company nor any of its subsidiaries is a party to any material Tax indemnity agreement or substantially similar agreement;

                  (xii) neither the Company nor its subsidiaries is required to include in taxable income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or any subsidiary and the Internal Revenue Service has not proposed any such adjustment or change in accounting method;

                  (xiii) neither the Company nor any subsidiary of the Company has granted a power of attorney that will be outstanding on the Merger Date with respect to any material matter related to Taxes;

                  (xiv) the Company and its subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, nonresident, or other third person;

                  (xv) neither the Company nor any subsidiary of the Company has or has had a state, local or foreign Tax authority asserting taxing jurisdiction for jurisdictions where no returns are filed other than for the minimum tax in such jurisdiction;

                  (xvi) in the past five years neither the Company nor any subsidiary of the Company (A) has distributed a corporation in a transaction that is reported to qualify under Section 355 of the Code, or (B) was distributed in a transaction that is reported to qualify under Section 355 of the Code; and

                  (xvii) in the past two years neither the Company nor any subsidiary of the Company has entered into any closing agreement under Section 7121 of the Code or similar agreement under a provision of state law similar to
Section 7121 of the Code with respect to any federal income Taxes or any other material Taxes which has the effect of materially increasing the liability for Taxes for any taxable year of the Company for which Tax Returns have not been filed.

         For the purposes of this Agreement, the term "Taxes" means all taxes and other assessments of a similar nature (including, but not limited to, withholding taxes), and any related interest, additions to tax or penalties, whether disputed or not, and shall include any transferee or successor liability in respect of any or all of the foregoing. For the purposes of this Agreement, the term "Tax Return" means any report, return, declaration, statement, form, schedule, or other information required to be supplied to a taxing authority in connection with Taxes, including any amendment thereof, or where no amendment is required to be filed with a Tax authority, the statement or other document issued by a Tax authority in connection with any Taxes.

         (o) Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, or as disclosed on Section 3.1-O of the Company Disclosure Schedule, in the Company 2000 10-K, the Company September 10-Q or the Company December 10-Q, (i) the Company and its subsidiaries have all environmental permits which are necessary to enable them to conduct their businesses as they currently are being conducted without violating any Environmental Laws and, to the extent required prior to the Merger Date, the Company and its subsidiaries have made all timely and complete application for renewal, extension or reissuance of all environmental permits, and neither the Company nor any of its subsidiaries have obtained information which would lead either the Company or any of its subsidiaries to believe that any such permit may not be renewed, extended or reissued in due course and as requested without the imposition of cost or penalty, (ii) neither the Company nor any subsidiary has received any written notice of noncompliance or liability under any Environmental Law, (iii) to the knowledge of the Company, neither the Company nor any subsidiary has performed or failed to perform any acts, including but not limited to releasing, storing or disposing of Hazardous Substances, there is no condition on any property owned or leased by the Company or any subsidiary of the Company, and there was no condition on any property formerly owned or leased by the Company or a subsidiary of the Company while the Company or the subsidiary owned or leased that property, that would be a basis for liability of the Company or a subsidiary of the Company under any Environmental Law, (iv) neither the Company nor any subsidiary of the Company is subject to any order of or agreement with any Governmental Entity requiring the Company or any subsidiary of the Company to take, or refrain from taking, any actions in order to comply with, or satisfy any liability under, any Environmental Law, and no action or proceeding seeking such an order is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, (v) neither the Company nor any of its subsidiaries have, expressly or by operation of law, assumed or undertaken any liability of any other person under any Environmental Law, (vi) neither the Company nor any subsidiary of the Company has received a written request for information regarding a release or threatened release of Hazardous Substances at any site, or any written notice that the Company or a subsidiary of the Company may be liable under any Environmental Law for a release or threatened release of Hazardous Substances, and (vii) to the knowledge of the Company, there is no impediment or moratorium under any Environmental Law to approval for the development of undeveloped real property, such approval to allow development in the manner in which the Company and its subsidiaries currently anticipate building thereon, except for impediments reasonably anticipated in the ordinary course of business. As used in this Agreement, the term "Environmental Law" means any Federal, state or local law, rule, regulation, guideline or other legally enforceable requirement of a Governmental Entity relating to protection of the environment or to environmental conditions which affect human health or safety, and "Hazardous Substances" means any substances regulated under any Environmental Law. The representations and warranties in this Section 3.1(o) constitute the sole and exclusive representations and warranties of the Company regarding matters arising under Environmental Laws.

         (p) The Board of Directors of the Company has received the oral opinion (to be confirmed in writing) of Credit Suisse First Boston Corporation, its financial advisor, dated not earlier than April 27, 2001, in form satisfactory to the Company and its Board of Directors, to the effect that, as of the date of such opinion, the Exchange Ratio was fair from a financial point of view to the holders of Company Common Stock.

         (q) Except as shown on Section 3.1-Q of the Company Disclosure Schedule, neither the Company nor any subsidiary of the Company has made any payments, is obligated to make any payments, or is a party to any contract, agreement or other arrangement which could result in the payment by the Company or by any subsidiary of the Company of an "Excess Parachute Payment" as that term is used in Section 280G of the Code or the payment by the Company or any of its subsidiaries of compensation which will not be deductible because of Section 162(m) of the Code.

         (r) Except as shown on Section 3.1-R of the Company Disclosure Schedule or as described in the Company 2000 10-K or a subsequent report filed with the SEC, neither the Company nor any subsidiary of the Company (i) is a party to any litigation which is required to be disclosed in an Annual Report on Form 10-K of the Company, or (ii) has knowledge of any litigation, threatened litigation, arbitrations, mediations, administrative or governmental proceedings or investigations, or a dispute that may lead to any of the foregoing against the Company, any subsidiary of the Company, or any director or key employee of the Company or any subsidiary of the Company which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company. No judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator, nor settlement agreements, are outstanding against the Company, any subsidiary of the Company or any director or key employee of the Company or any subsidiary of the Company, which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

         (s) Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company and except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or as set forth on
Section 3.1-S of the Company Disclosure Schedule, (i) the Company and each of its subsidiaries owns, is licensed or otherwise has the right to use (in each case, free and clear of any Liens (as defined below), all intellectual property used in or necessary for the conduct of its business as currently conducted,
(ii) to the knowledge of the Company, no person is challenging, infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any intellectual property owned by and/or licensed to the Company or its subsidiaries, and (iii) neither the Company nor any of its subsidiaries has received any written notice of any pending claim, order or proceeding with respect to any intellectual property used by the Company or its subsidiaries and to its knowledge no intellectual property owned and/or licensed by the Company or its subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such intellectual property. As used in this Agreement, the term "Lien" means, with respect to any assets, any liens (including judgment and mechanic's liens, regardless of whether liquidated), mortgages, assessments, security interests, easements, claims, pledges, trusts (constructive or otherwise), deeds of trust, option or other charges, encumbrances or restrictions.

         (t) Neither the Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor organization or employee association. There is no unfair labor practice charge, grievance or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against or otherwise affecting the Company or its subsidiaries, except for any such proceedings which, in the aggregate, are not and would not reasonably be expected to have a Material Adverse Effect on the Company. There are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its subsidiaries. Except as set forth on Section 3.1-T of the Company Disclosure Schedule, there are no controversies pending or, to the knowledge of the Company, threatened between the Company or any of its subsidiaries and any of their respective current or former employees, which, in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Company. To the knowledge of the Company, there are no strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

         (u) (i) The Company and each of its subsidiaries have: (A) good and marketable (or indefeasible, in jurisdictions where the term "marketable" is not customarily used) title in fee simple (or a freehold estate, in jurisdictions where the term "fee simple" is not customarily used) to the real property currently under development, or all or a portion of which is being held for sale by them; and (B) subject only to the payment of the relevant purchase price and the performance of its other obligations under the relevant option contract, the right to acquire good and marketable (or indefeasible, as the case may be) title in fee simple (or a freehold estate, as the case may be) to the real property subject to an option or right to purchase and currently intended to be developed, or all or a portion of which is intended to be held for sale by them, and, with respect to the real property described in clause (A) immediately preceding, the title to such property is free and clear of any liens, charges, encumbrances, and imperfections of title, except liens for real property taxes and assessments not yet delinquent, any liens listed in Section 3.1-U of the Company Disclosure Schedule, and such other liens, charges, encumbrances, and imperfections of title, as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. For the purpose of this
Section 3.1(u), the term "subsidiaries" shall be deemed to include 50%-owned joint ventures that are material to the Company and its subsidiaries as a whole.

                  (ii) Neither the Company nor any of its subsidiaries has given, nor has any received, any notice that a breach or an event of default exists, and to the knowledge of the Company or its subsidiaries, no condition or event has occurred that with the giving of notice or the lapse of time or both, would constitute a breach or event of default, by the Company or any of its subsidiaries or any other person, with respect to any agreements, contracts, arrangements, deeds, options, deeds of trust, mortgages, leases, covenants, conditions, restrictions, easements, or other documents granting to the Company or any of its subsidiaries title to or an interest in or otherwise affecting the real property owned, subject to option or right to purchase, or leased by the Company or any of its subsidiaries, except for such breaches and events of default as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

                  (iii) No condemnation, eminent domain, or similar proceeding exists, is pending or, to the knowledge of the Company or its subsidiaries, is threatened, with respect to or that could affect, any real property owned or leased by the Company or any of its subsidiaries, or to the knowledge of the Company or its subsidiaries with respect to or that could affect any real property subject to option or right to purchase by the Company or any of its subsidiaries, except for any proceedings listed in Schedule 3.1-U of the Company Disclosure Schedule, and such proceedings as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

                  (iv) No judgment, injunction, order, decree, statute, ordinance, rule, regulation, moratorium, or other action by or before a Governmental Entity exists or is pending which has or would have the effect of restricting the development or sale of real property currently under development or all or a portion of which is being held for sale by the Company or any of its subsidiaries; and no judgment, injunction, order, decree, statute, ordinance, rule, regulation, moratorium, or other action by a Governmental Entity exists or, to the knowledge of the Company, is pending which has or would have the effect of restricting the development or sale of real property subject to a Rolling Option (as hereinafter defined) in favor of the Company or any of its subsidiaries, except for such restrictions as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. As used in Sections 3.1 and 3.2 of this Agreement, all references to real property being subject to a "Rolling Option" in favor of an entity shall be deemed to refer to only the real property subject to an option or right to purchase in favor of such entity that: (i) is intended to be acquired for development or held for sale by such entity as of the date hereof and (ii) is a portion of a larger, integrated development where a material portion of such development is already owned or leased by such entity as of the date hereof.

                  (v) No developer-related charges or assessments imposed by any Governmental Entity (or any other person) for public improvements (or otherwise) against any real property owned or leased by the Company or any of its subsidiaries for development, are unpaid (other than those reflected on the most recent financial statements of the Company, and those incurred since the date of such financial statements of the Company to the extent in the ordinary course of the Company's business and consistent with past practices), except for such charges and assessments as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

                  (vi) The real property owned, subject to Rolling Option, or leased by the Company or any of its subsidiaries for development, conforms in all respects to the applicable Governmental Entities' standards, and there is no impediment to obtaining such approval(s) for undeveloped real property (including, without limitation, as a result of a lack of access to such property or an unavailability of utilities or similar services for such property), as are needed to allow development in the manner anticipated by the Company or any of its subsidiaries as of the date hereof, except for failures to conform to applicable governmental standards and those impediments to approvals, if any, listed in Schedule 3.1-U of the Company Disclosure Schedule, and such failures to meet required standards and impediments to approvals as, in the aggregate, would not be reasonably expected to have a Material Adverse Effect on the Company.

                  (vii) The real property currently under development by the Company or any of its subsidiaries, or all or a portion of which is being held for sale by the Company or any of its subsidiaries, is in compliance with all zoning, land use, and subdivision requirements relating thereto, and all laws and ordinances governing the vesting of development rights relating thereto, to the extent the same are applicable to such real property as of the date hereof, except as such noncompliance, in the aggregate, would not be reasonably expected to have a Material Adverse Effect on the Company.

         (v) Except as shown on Section 3.1-V of the Company Disclosure Schedule, neither the execution and delivery of this Agreement or of any document to be delivered in accordance with this Agreement nor the consummation of the transactions contemplated by this Agreement or by any document to be delivered in accordance with this Agreement will constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of its subsidiaries or to a loss of any benefit to which the Company or any of its subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any of its subsidiaries or any assets of the Company or any of its subsidiaries, or result in the imposition of any Lien on any asset of the Company or any of its subsidiaries, except for such defaults, rights of termination, cancellation or acceleration, losses or Liens that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

         (w) There have been no liabilities or obligations (whether pursuant to contracts or otherwise) of any kind whatsoever incurred by the Company or any of its subsidiaries since December 31, 2000, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (i) liabilities or obligations disclosed or provided for in the Company December 10-Q or in any other forms, statements, reports and documents filed by the Company with the SEC prior to the date hereof, (ii) liabilities or obligations which, in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company, or (iii) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

         (x) Except as shown on Section 3.1-X of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement that expressly limits the ability of the Company or any of its subsidiaries to compete in or conduct any line of business or compete with any person or entity in any geographic area or during any period of time except to the extent that any such limitations, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

         (y) (i) Except as shown on Section 3.1-Y(i) of the Company Disclosure Schedule, there are no material employee benefit plans (including any plans for the benefit of directors or former directors), arrangements, practices, contracts or agreements (including employment agreements and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans) of any type (including plans described in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by the Company, any of its subsidiaries or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "controlled group" within the meaning of Section 4001(a)(14) of ERISA, or with respect to which the Company or any of its subsidiaries has or may have a liability (the "Company Benefit Plans"). Except as shown on Section 3.1-Y(i) of the Company Disclosure Schedule (or as otherwise permitted by this Agreement): (a) neither the Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Company Benefit Plan or modify or change any existing Company Benefit Plan that would affect any employee or terminated employee of the Company or any ERISA Affiliate; and (b) since December 31, 2000, there have been no changes, amendments, modifications to, or adoptions of, any Company Benefit Plan that, in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Company.

                  (ii) With respect to each Company Benefit Plan, except shown on Section 3.1-Y(ii) of the Company Disclosure Schedule or as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the
Company: (a) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under
Section 501(a) of the Code; (b) such plan has been administered in accordance with its terms and applicable law; (c) no breaches of fiduciary duty have occurred; (d) no non-exempt prohibited transaction within the meaning of Section 406 of ERISA has occurred; (e) as of the date of this Agreement, no Lien imposed under the Code or ERISA exists; and (f) all contributions and premiums due (including any extensions for such contributions and premiums) have been made in full or have been properly accrued on the Company's financial statements.

                  (iii) None of the Company Benefit Plans has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code, whether or not waived.

                  (iv) Except as shown on Section 3.1-Y(iv) of the Company Disclosure Schedule, neither the Company nor any ERISA Affiliate has incurred any liabilities under Title IV of ERISA (including Sections 4063-4064 and 4069 of ERISA) that have not been satisfied in full except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or that have not been reflected on the Company's consolidated financial statements.

                  (v) With respect to each Company Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), except as shown on Section 3.1-Y(v) of the Company Disclosure Schedule, no such plan provides medical or death benefits with respect to current or former employees of the Company or any of its subsidiaries beyond their termination of employment, other than (i) as may be required under Part 6 of Title I or ERISA, (ii) at the expense of the participant or the participant's beneficiary, or (iii) as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

                  (vi) Except with respect to payments under the agreements and programs shown on Section 3.1-Y(vi) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay or any tax "gross-up" payments with respect to the imposition of any tax pursuant to Section 4999 of the Code or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual with respect to any Company Benefit Plan.

                  (vii) Except as shown on Section 3.1-Y(vii) of the Company Disclosure Schedule, there is no Company Benefit Plan that is a "multiemployer plan", as such term is defined in Section 3(37) of ERISA, or which is covered by
Section 4063 or 4064 of ERISA.

                  (viii) The Company has furnished or made available to Pulte, within a reasonable period prior to the Effective Time, complete and accurate (in all material respects) documentation with respect to all Company Benefit Plans, including, but not limited to, plan documents, summary plan descriptions and other material employee communications, benefit computations and methodologies, benefit costs, participant lists, government filings, and funding status.

         (z) To the knowledge of the Company, none of the Company, any of its subsidiaries or any directors, officers, agents or employees of the Company or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity,
(ii) made any unlawful payments to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provisions of the Foreign Corrupt Practices Act of 1977, as amended, or
(iii) made any other unlawful payments, which, in the case of (i), (ii), or
(iii), in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

         3.2 Representations and Warranties of Pulte and Acquisition. Except as set forth in Pulte Disclosure Schedule delivered by Pulte to the Company prior to the execution of this Agreement (the "Pulte Disclosure Schedule") (each section of which qualifies and is a correspondingly numbered representation and warranty or covenant to the extent specified therein), each of Pulte and Acquisition represents and warrants to the Company as follows:

         (a) Pulte and each of its subsidiaries, including Acquisition, is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failures to be so organized, existing and in good standing or to have such power and authority, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pulte, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failures so to qualify or to be in good standing, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pulte. The copies of the Articles of Incorporation and By-laws of Pulte which were previously furnished or made available to the Company are true, complete and correct copies of such documents as in effect on the date of this Agreement. Acquisition is a wholly-owned subsidiary of Pulte and has engaged in no activities other than in connection with the transactions contemplated by this Agreement.

         (b) Each of Pulte and Acquisition has all corporate power and authority necessary to enable it to enter into this Agreement and carry out the transactions contemplated by this Agreement. All corporate actions necessary to authorize each of Pulte and Acquisition to enter into this Agreement and carry out the transactions contemplated by it, other than the approval of (i) the issuance of shares of Pulte Common Stock in the Merger and (ii) the adoption of a stock option plan (or the amendment of a Pulte Stock Option Plan) to allow for the conversion of the Company Stock Options pursuant to Section 1.12 (collectively, the "Pulte Meeting Matters") by the stockholders of Pulte, have been taken, including all actions required to satisfy the conditions contained in Section 5.1(k). This Agreement has been duly executed by each of Pulte and Acquisition and is a valid and binding agreement of each of Pulte and Acquisition, enforceable against each of Pulte and Acquisition in accordance with its terms.

         (c) Neither the execution and delivery of this Agreement or of any document to be delivered in accordance with this Agreement nor the consummation of the transactions contemplated by this Agreement or by any document to be delivered in accordance with this Agreement will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (i) the Articles of Incorporation of Pulte or the Certificate of Incorporation of Acquisition or the By-laws of either Pulte or Acquisition, or (ii) any law, order, rule or regulation of any Governmental Entity having jurisdiction over Pulte or any of its subsidiaries, including Acquisition, except in the case of (ii), for violations, breaches, or defaults which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pulte.

         (d) Except as shown on Section 3.2-D of the Pulte Disclosure Schedule or except as expressly contemplated herein, no governmental filings, authorizations, approvals, or consents, or other governmental action, other than the expiration or termination of waiting periods under the HSR Act, if any, are required to permit each of Pulte and Acquisition to fulfill all its obligations under this Agreement, other than governmental filings, authorizations, approvals, consents or other governmental actions the absence of which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Pulte.

         (e) The Board of Directors of Pulte, by resolutions duly adopted by the requisite vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Pulte Board Approval"), (i) determined that this Agreement and the Pulte Meeting Matters are fair to and in the best interests of Pulte and its shareholders, (ii) approved this Agreement and the Pulte Meeting Matters, (iii) recommended that the shareholders of Pulte approve the Pulte Meeting Matters, (iv) directed that the Pulte Meeting Matters be submitted for consideration by Pulte's shareholders at Pulte's Merger Stockholders Meeting and (v) determined that the Company is not an "Interested Shareholder" for the purposes of Article X of Pulte's Articles of Incorporation. The Pulte Board Approval constitutes approval of this Agreement and the Merger for purposes of Chapters 7A of the Michigan Business Corporation Act ("MBCA"). To the knowledge of Pulte, except for Chapters 7A and 7B of the MBCA (which have been rendered inapplicable), no state takeover statute is applicable to this Agreement, the Merger or the other transactions contemplated hereby. The affirmative vote of the holders of a majority of the shares of Pulte Common Stock present at Pulte's Merger Stockholders Meeting and entitled to vote on the Pulte Meeting Matters (the "Required Pulte Vote") is the only vote of the holders of any class or series of Pulte capital stock necessary to approve the Pulte Meeting Matters. The holders of Pulte Common Stock do not have dissenters' rights under the MBCA. Pulte is not governed by Section 7A or 7B of the MBCA.

         (f) As of April 20, 2001, the authorized capital stock of Pulte consisted of (A) 100,000,000 shares of Pulte Common Stock of which 41,965,820 shares were outstanding and (B) 25,000,000 shares of Preferred Stock, par value $0.01 per share, none of which were outstanding. Since April 20, 2001 to the date of this Agreement, there have been no issuances of shares of the capital stock of Pulte or any other securities of Pulte other than issuances of shares pursuant to options or rights outstanding as of April 20, 2001 under the Pulte Benefit Plans (as defined in Section 3.2 (x)). All issued and outstanding shares of the capital stock of Pulte are, and when shares of Pulte Common Stock are issued in the Merger or upon exercise of the Company Stock Options converted into options to acquire Pulte Common Stock pursuant to Section 1.12, such shares will be, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights. There were outstanding as of April 20, 2001 no options, warrants or other rights to acquire capital stock from Pulte other than options and other rights to acquire capital stock from Pulte representing in the aggregate the right to purchase 5,225,182 shares of Pulte Common Stock (collectively, the "Pulte Stock Options") under Pulte's 1990 Stock Incentive Plan for Key Employees, First Amendment to 1990 Stock Incentive Plan for Key Employees, 1994 Stock Incentive Plan for Key Employees, 1995 Stock Incentive Plan for Key Employees, 1997 Stock Plan for Nonemployee Directors, 2000 Stock Incentive Plan for Key Employees, 2000 Stock Plan for Nonemployee Directors and Long Term Incentive Plan, and any amendments thereto (collectively, the "Pulte Stock Option Plans"). Section 3.2-F of the Pulte Disclosure Schedule sets forth a complete and correct list, as of April 20, 2001, of the number of shares of Pulte Common Stock subject to the Pulte Stock Options and the dates of grant and the exercise prices of the Pulte Stock Options. No options or warrants or other rights to acquire capital stock from Pulte have been issued or granted since April 20, 2001 to the date of this Agreement.

         (g) No bonds, debentures, notes or other indebtedness of Pulte having the right to vote on any matters on which shareholders may vote are issued or outstanding.

         (h) Except as shown on Section 3.2-H of the Pulte Disclosure Schedule,
(i) all the shares of stock owned by Pulte (or a subsidiary of Pulte) of each of Pulte's subsidiaries which is a corporation are duly authorized, validly issued, fully paid and non-assessable and are not subject to any preemptive rights, and all the equity interests owned by Pulte (or a subsidiary of Pulte) of each of Pulte's subsidiaries which is not a corporation are fully paid and non-assessable, and (ii) neither Pulte nor any of its subsidiaries has issued any options, warrants or convertible or exchangeable securities, or is a party to any other agreements, which require, or upon the passage of time, the payment of money or the occurrence of any other event, may require Pulte or any subsidiary to issue or sell any stock or other equity interests in any of Pulte's subsidiaries, and there are no registration covenants or transfer or voting restrictions with respect to outstanding securities of any of Pulte's subsidiaries.

         (i) Since January 1, 1998, Pulte has filed with the SEC all forms, statements, reports and documents it has been required to file under the Securities Act, the Exchange Act or the rules under either of such acts (the "Pulte SEC Reports").

         (j) Pulte's Annual Report on Form 10-K for the year ended December 31, 2000 (the "Pulte 2000 10-K") which Pulte filed with the SEC, including the documents incorporated by reference in it, contained all the information required to be included in it and, when it was filed, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading. Without limiting what is said in the preceding sentence, the financial statements included in the Pulte 2000 10-K were prepared in accordance with GAAP applied on a consistent basis and present fairly the consolidated financial condition and the consolidated results of operations of Pulte and its subsidiaries at the dates, and for the periods, to which they relate. Except as shown on Section 3.2-J of the Pulte Disclosure Schedule, Pulte has not filed any reports with the SEC with regard to any period which ended, or any event which occurred, after December 31, 2000 and prior to the date of this Agreement. Pulte's consolidated revenues and net income for the quarter ended March 31, 2001 were as stated in a press release issued by Pulte on April 24, 2001.

         (k) Since December 31, 2000, (i) Pulte and its subsidiaries have conducted their respective businesses in the ordinary course and in the same manner in which they were conducted prior to December 31, 2000, and (ii) nothing has occurred which, in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Pulte.

         (l) Pulte and its subsidiaries have at all times complied, and currently are complying, with all applicable Federal, state, local and foreign laws and regulations, except failures to comply which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pulte.

         (m) Except as shown on Section 3.2-M of the Pulte Disclosure Schedule, Pulte and its subsidiaries have all licenses and permits which are required at the date of this Agreement to enable them to conduct their businesses as they currently are being conducted, except licenses or permits the lack of which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pulte.

         (n) Except as shown on Section 3.2-N of the Pulte Disclosure Schedule:

                  (i) Pulte and each of its subsidiaries has filed when due (taking account of extensions) all Tax Returns relating to United States federal income Taxes, and all other material Tax Returns, which it or they have been required to file and have paid all Taxes shown on those Tax Returns to be due;

                  (ii) all material Taxes that are due or claimed to be due from Pulte or its subsidiaries have been paid other than those (A) currently payable without penalty or interest or (B) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (A) and (B), adequate reserves have been established on the books and records of Pulte or its subsidiaries in accordance with GAAP;

                  (iii) all Tax Returns are true, correct and complete in all material respects;

                  (iv) the accruals and reserves on the books and records of Pulte and its subsidiaries in respect of any material Tax liability for any Tax period are adequate to meet any assessments or exposures of Tax for any such period, determined in accordance with GAAP;

                  (v) no waiver or extension of the statute of limitation given by Pulte or any of its subsidiaries for completion of the audit of any of its United States federal income Tax Returns or other material Tax Returns is in effect;

                  (vi) no material Lien relating to Taxes has been filed by any Tax authority against Pulte or any of its subsidiaries or any of their assets, except for Liens for Taxes not yet due and payable;

                  (vii) no United States federal income Tax Return, or material state, local or foreign Tax Return, of Pulte or any subsidiary of Pulte, is the subject of a pending audit or other administrative proceeding or court proceeding;

                  (viii) neither Pulte nor any subsidiary of Pulte is a party to any agreement providing for the allocation or sharing of Taxes (other than agreements solely between Pulte and its direct or indirect wholly-owned subsidiaries or among direct or indirect wholly-owned subsidiaries of Pulte);

                  (ix) neither Pulte nor any of its subsidiaries has taken or agreed to take any action, nor, to the knowledge of Pulte, is there any fact or circumstance relating to Pulte, that would prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code;

                  (x) Pulte has maintained all material documents, books and records as are required to be maintained by it and its subsidiaries under applicable Tax laws;

                  (xi) neither Pulte nor any of its subsidiaries is a party to any material Tax indemnity agreement or substantially similar agreement;

                  (xii) neither Pulte nor its subsidiaries is required to include in taxable income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Pulte or any subsidiary and the Internal Revenue Service has not proposed any such adjustment or change in accounting method;

                  (xiii) neither Pulte nor any subsidiary of Pulte has granted a power of attorney that will be outstanding on the Merger Date with respect to any material matter related to Taxes;

                  (xiv) Pulte and its subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, nonresident, or other third person;

                  (xv) neither Pulte nor any subsidiary of Pulte has or has had a state, local or foreign Tax authority asserting taxing jurisdiction for jurisdictions where no returns are filed other than for the minimum tax in such jurisdiction;

                  (xvi) in the past five years neither Pulte nor any subsidiary of Pulte (A) has distributed a corporation in a transaction that is reported to qualify under Section 355 of the Code, or (B) was distributed in a transaction that is reported to qualify under Section 355 of the Code; and

                  (xvii) in the past two years neither Pulte nor any subsidiary of Pulte has entered into any closing agreement under Section 7121 of the Code or similar agreement under a provision of state law similar to Section 7121 of the Code with respect to any federal income Taxes or any other material Taxes which has the effect of materially increasing the liability for Taxes any taxable year of Pulte for which Tax Returns have not been filed.

         (o) Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pulte, or as disclosed on Section 3.2-O of the Pulte Disclosure Schedule or in the Pulte 2000 10-K, (i) Pulte and its subsidiaries have all environmental permits which are necessary to enable them to conduct their businesses as they currently are being conducted without violating any Environmental Laws and, to the extent required prior to the Merger Date, Pulte and its subsidiaries have made all timely and complete application for renewal, extension or reissuance of all environmental permits, and neither Pulte nor any of its subsidiaries have obtained information which would lead either Pulte or any of its subsidiaries to believe that any such permit may not be renewed, extended or reissued in due course and as requested without the imposition of cost or penalty, (ii) neither Pulte nor any subsidiary has received any written notice of noncompliance or liability under any Environmental Law, (iii) to the knowledge of Pulte, neither Pulte nor any subsidiary of Pulte has performed or failed to perform any acts, including but not limited to releasing, storing or disposing of Hazardous Substances, there is no condition on any property owned or leased by Pulte or any subsidiary of Pulte, and there was no condition on any property formerly owned or leased by Pulte or a subsidiary of Pulte while Pulte or the subsidiary owned or leased that property, that would be a basis for liability of Pulte or a subsidiary of Pulte under any Environmental Law, (iv) neither Pulte nor any subsidiary of Pulte is subject to any order of or agreement with any Governmental Entity requiring Pulte or any subsidiary to take, or refrain from taking, any actions in order to comply with, or satisfy any liability under, any Environmental Law, and no action or proceeding seeking such an order is pending or, to the knowledge of Pulte, threatened against Pulte or any of its subsidiaries, (v) neither Pulte nor any of its subsidiaries have, expressly or by operation of law, assumed or undertaken any liability of any other person under any Environmental Law, (vi) neither Pulte nor any subsidiary of Pulte has received a written request for information regarding a release or threatened release of Hazardous Substances at any site, or any written notice that Pulte or a subsidiary of Pulte may be liable under any Environmental Law for a release or threatened release of Hazardous Substances, and (vii) to the knowledge of Pulte, there is no impediment or moratorium under any Environmental Law to approval for the development of undeveloped real property, such approval to allow development in the manner in which Pulte and its subsidiaries currently anticipate building thereon, except for impediments reasonably anticipated in the ordinary course of business. The representation and warranties in this Section 3.2(o) constitute the sole and exclusive representations and warranties of Pulte regarding matters arising under Environmental Laws.

         (p) The Board of Directors of Pulte has received the oral opinion (to be confirmed in writing) of Salomon Smith Barney Inc., its financial advisor, dated not earlier than April 27, 2001, to the effect that, as of the date of such opinion, the Exchange Ratio was fair, from a financial point of view, to Pulte.

         (q) Except as is described in the Pulte 2000 10-K, neither Pulte nor any subsidiary of Pulte (i) is a party to any litigation which is required to be disclosed in an Annual Report on Form 10-K of Pulte, or (ii) has knowledge of any litigation, threatened litigation, arbitrations, mediations, administrative or governmental proceedings or investigations, or a dispute that may lead to any of the foregoing against Pulte, any subsidiary of Pulte, or any director or key employee of Pulte or any subsidiary of Pulte which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Pulte. No judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator, nor settlement agreements, are outstanding against Pulte, any subsidiary of Pulte or any director or key employee of Pulte or any subsidiary of Pulte, which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Pulte.

         (r) Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pulte and except as disclosed in the Pulte SEC Reports filed prior to the date of this Agreement or as set forth on Section 3.2-R of the Pulte Disclosure Schedule, (i) Pulte and each of its subsidiaries owns, is licensed or otherwise has the right to use (in each case, free and clear of any Liens), all intellectual property used in or necessary for the conduct of its business as currently conducted, (ii) to the knowledge of Pulte, no person is challenging, infringing on or otherwise violating any right of Pulte or any of its subsidiaries with respect to any intellectual property owned by and/or licensed to Pulte or its subsidiaries, and (iii) neither Pulte nor any of its subsidiaries has received any written notice of any pending claim, order or proceeding with respect to any intellectual property used by Pulte or its subsidiaries and to its knowledge no intellectual property owned and/or licensed by Pulte or its subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such intellectual property.

         (s) Neither Pulte nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor organization or employee association. There is no unfair labor practice charge, grievance or labor arbitration proceeding pending or, to the knowledge of Pulte, threatened against or otherwise affecting Pulte or its subsidiaries, except for any such proceedings which, in the aggregate, are not and would not reasonably be expected to have a Material Adverse Effect on Pulte. There are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Pulte or any of its subsidiaries. There are no controversies pending or, to the knowledge of Pulte, threatened between Pulte or any of its subsidiaries and any of their respective current or former employees, which, in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on Pulte. To the knowledge of Pulte, there are no strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Pulte or any of its subsidiaries which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Pulte.

         (t) (i) Pulte and each of its subsidiaries have: (A) good and marketable (or indefeasible, in jurisdictions where the term "marketable" is not customarily used) title in fee simple (or a freehold estate, in jurisdictions where the term "fee simple" is not customarily used) to the real property currently under development, or all or a portion of which is being held for sale by them (except as described in Section 3.2-T of the Pulte Disclosure Schedule); and (B) subject only to the payment of the relevant purchase price and the performance of its other obligations under the relevant option contract, the right to acquire good and marketable (or indefeasible, as the case may be) title in fee simple (or a freehold estate, as the case may be) to the real property subject to an option or right to purchase and currently intended to be developed, or all or a portion of which is intended to be held for sale by them, and, with respect to the real property described in clause (A) immediately preceding, the title to such property is free and clear of any liens, charges, encumbrances, and imperfections of title, except liens for real property taxes and assessments not yet delinquent and such other liens, charges, encumbrances, and imperfections of title, as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pulte. For the purpose of this
Section 3.2(t), the term "subsidiaries" shall be deemed to include 50%-owned joint ventures that are material to Pulte and its subsidiaries as a whole.

                  (ii) Neither Pulte nor any of its subsidiaries has given, nor has any received, any notice that a breach or an event of default exists, and to the knowledge of Pulte or its subsidiaries, no condition or event has occurred that with the giving of notice or the lapse of time or both, would constitute a breach or event of default, by Pulte or any of its subsidiaries or any other person, with respect to any agreements, contracts, arrangements, deeds, options, deeds of trust, mortgages, leases, covenants, conditions, restrictions, easements, or other documents granting to Pulte or any of its subsidiaries title to or an interest in or otherwise affecting the real property owned, subject to option or right to purchase, or leased by Pulte or any of its subsidiaries, except for such breaches and events of default as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pulte.

                  (iii) No condemnation, eminent domain, or similar proceeding exists, is pending or, to the knowledge of Pulte or its subsidiaries, is threatened, with respect to or that could affect, any real property owned or leased by Pulte or any of its subsidiaries, or to the knowledge of Pulte or its subsidiaries with respect to or that could affect any real property subject to option or right to purchase by Pulte or any of its subsidiaries, except for such proceedings as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pulte.

                  (iv) No judgment, injunction, order, decree, statute, ordinance, rule, regulation, moratorium, or other action by or before a Governmental Entity exists or is pending which has or would have the effect of restricting the development or sale of real property currently under development or all or a portion of which is being held for sale by Pulte or any of its subsidiaries; and no judgment, injunction, order, decree, statute, ordinance, rule, regulation, moratorium, or other action by a Governmental Entity exists or, to the knowledge of Pulte, is pending which has or would have the effect of restricting the development or sale of real property subject to a Rolling Option in favor of Pulte or any of its subsidiaries, except for such restrictions as, in the aggregate, would be reasonably be expected to have a Material Adverse Effect on Pulte.

                  (v) No developer-related charges or assessments imposed by any Governmental Entity (or any other person) for public improvements (or otherwise) against any real property owned or leased by Pulte or any of its subsidiaries for development, are unpaid (other than those reflected on the most recent financial statements of Pulte, and those incurred since the date of such financial statements of Pulte to the extent in the ordinary course of Pulte's business and consistent with past practices), except for such charges and assessments as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pulte.

                  (vi) The real property owned, subject to Rolling Option, or leased by Pulte or any of its subsidiaries for development, conforms in all respects to the applicable Governmental Entities' standards, and there is no impediment to obtaining such approval(s) for undeveloped real property (including, without limitation, as a result of a lack of access to such property or an unavailability of utilities or similar services for such property), as are needed to allow development in the manner anticipated by Pulte or any of its subsidiaries as of the date hereof, except for such failures to meet required standards and impediments to approvals as, in the aggregate, would not be reasonably expected to have a Material Adverse Effect on Pulte.

                  (vii) The real property currently under development by Pulte or any of its subsidiaries, or all or a portion of which is being held for sale by Pulte or any of its subsidiaries, is in compliance with all zoning, land use, and subdivision requirements relating thereto, and all laws and ordinances governing the vesting of development rights relating thereto, to the extent the same are applicable to such real property as of the date hereof, except as such noncompliance, in the aggregate, would not be reasonably expected to have a Material Adverse Effect on Pulte.

         (u) Except as shown on Section 3.2-U of the Pulte Disclosure Schedule, neither the execution and delivery of this Agreement or of any document to be delivered in accordance with this Agreement nor the consummation of the transactions contemplated by this Agreement or by any document to be delivered in accordance with this Agreement will constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Pulte or any of its subsidiaries or to a loss of any benefit to which Pulte or any of its subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon Pulte or any of its subsidiaries or any assets of Pulte or any of its subsidiaries, or result in the imposition of any Lien on any asset of Pulte or any of its subsidiaries, except for such defaults, rights of termination, cancellation or acceleration, losses or Liens that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pulte.

         (v) There have been no liabilities or obligations (whether pursuant to contracts or otherwise) of any kind whatsoever incurred by Pulte or any of its subsidiaries since December 31, 2000, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (i) liabilities or obligations disclosed or provided for in the Pulte 2000 10-K or in any other forms, statements, reports and documents filed by Pulte with the SEC prior to the date hereof, (ii) liabilities or obligations which, in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Pulte, or (iii) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

         (w) Except as shown on Section 3.2-W of the Pulte Disclosure Schedule, neither Pulte nor any of its subsidiaries is a party to any agreement that expressly limits the ability of Pulte or any of its subsidiaries to compete in or conduct any line of business or compete with any person or entity in any geographic area or during any period of time except to the extent that any such limitations, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pulte.

          (x) (i) Except as shown on Section 3.2-X(i) of the Pulte Disclosure Schedule, there are no material employee benefit plans (including any plans for the benefit of directors or former directors), arrangements, practices, contracts or agreements (including employment agreements and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans) of any type (including plans described in
Section 3(3) of ERISA), maintained by Pulte, any of its subsidiaries or any ERISA Affiliate, or with respect to which Pulte or any of its subsidiaries has or may have a liability (the "Pulte Benefit Plans"). Except as shown on Section 3.2-X(i) of the Pulte Disclosure Schedule (or as otherwise permitted by this Agreement): (a) neither Pulte nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Pulte Benefit Plan or modify or change any existing Pulte Benefit Plan that would affect any employee or terminated employee of Pulte or any ERISA Affiliate; and
(b) since December 31, 2000, there have been no changes, amendments, modifications to, or adoptions of, any Pulte Benefit Plan that, in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on Pulte.

                  (ii) With respect to each Pulte Benefit Plan, except shown on
Section 3.2-X(ii) of the Pulte Disclosure Schedule or as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pulte: (a) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under Section 501(a) of the Code; (b) such plan has been administered in accordance with its terms and applicable law; (c) no breaches of fiduciary duty have occurred; (d) no non-exempt prohibited transaction within the meaning of Section 406 of ERISA has occurred; (e) as of the date of this Agreement, no Lien imposed under the Code or ERISA exists; and (f) all contributions and premiums due (including any extensions for such contributions and premiums) have been made in full or have been properly accrued on Pulte's financial statements.

                  (iii) None of the Pulte Benefit Plans has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code, whether or not waived.

                  (iv) Except as shown on Section 3.2-X(iv) of the Pulte Disclosure Schedule, neither Pulte nor any ERISA Affiliate has incurred any liabilities under Title IV of ERISA (including Sections 4063-4064 and 4069 of ERISA) that have not been satisfied in full except as, in the aggregate, would not have or would not reasonably be expected to have a Material

Adverse Effect on Pulte or that have not been reflected on Pulte's consolidated financial statements.

                  (v) With respect to each Pulte Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), except as shown on Section 3.2-X(v) of the Pulte Disclosure Schedule, no such plan provides medical or death benefits with respect to current or former employees of Pulte or any of its subsidiaries beyond their termination of employment, other than (i) as may be required under Part 6 of Title I or ERISA, (ii) at the expense of the participant or the participant's beneficiary, or (iii) as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pulte.

                  (vi) Except with respect to payments under the agreements and programs shown on Section 3.2-X(vi) of the Pulte Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay or any tax "gross-up" payments with respect to the imposition of any tax pursuant to Section 4999 of the Code or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual with respect to any Pulte Benefit Plan.

                  (vii) Except as shown on Section 3.2-X(vii) of the Pulte Disclosure Schedule, there is no Pulte Benefit Plan that is a "multiemployer plan", as such term is defined in Section 3(37) of ERISA, or which is covered by
Section 4063 or 4064 of ERISA.

                  (viii) Pulte has furnished or made available to the Company, within a reasonable period prior to the Effective Time, complete and accurate (in all material respects) documentation with respect to all Pulte Benefit Plans, including, but not limited to, plan documents, summary plan descriptions and other material employee communications, benefit computations and methodologies, benefit costs, participant lists, government filings, and funding status.

         (y) Pulte acknowledges that each of the executives of the Company listed on Section 3.2-Y of the Company Disclosure Schedule will be entitled to, and shall receive, upon consummation of the Merger payment of the amounts provided for in each executive's respective employment or severance agreement following a change of control and termination without cause, as such terms are defined in such agreement. The foregoing acknowledgment does not in any way create any inference that any of the Company's employees that are not listed on
Section 3.2-Y of the Company Disclosure Schedule do or do not have similar rights.

         (z) To the knowledge of Pulte, none of Pulte, any of its subsidiaries or any directors, officers, agents or employees of Pulte or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payments to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provisions of the Foreign Corrupt Practices Act of 1977, as amended, or
(iii) made any other unlawful payments, which, in the case of (i), (ii), or
(iii), in the aggregate, would reasonably be expected to have a Material Adverse Effect on Pulte.

                                   ARTICLE IV

                           ACTIONS PRIOR TO THE MERGER

         4.1 Company's Activities Until Effective Time. From the date of this Agreement to the Effective Time, or such earlier time as this Agreement is terminated in accordance with Article VI, the Company will, and will cause each of its subsidiaries to, except as expressly contemplated or permitted by this Agreement or the Company Disclosure Schedule, or with the written consent of Pulte which consent shall not be unreasonably withheld or delayed:

         (a) Operate its business in the ordinary course in all material respects and in a manner consistent with the manner in which it is being operated at the date of this Agreement or in accordance with the Company's strategic plan as described in the Company SEC Reports.

         (b) Take all reasonable steps available to it to maintain the goodwill of its business, the continued employment of its executives and other employees and to maintain good relationships with the vendors, suppliers, contractors and others with which it does business.

         (c) Except as shown on Section 4.1(c) of the Company Disclosure Schedule, at its expense, maintain all its assets in good repair and condition, except to the extent of reasonable wear and use and damage by fire or other casualty and maintain in effect all insurance policies (or substitute policies with substantially similar coverage) in effect as of the date of this Agreement.

         (d) Not make any borrowings other than borrowings in the ordinary course of business under working capital lines which are disclosed in the notes to the consolidated balance sheet at June 30, 2000 included in the Company 2000 10-K or at December 31, 2000 included in the Company December 10-Q or under the Company's Third Amended and Restated Revolving Loan Agreement among the Company, Bank of America, N.A. and Bank One, NA, dated June 22, 2000 (the "Company Credit Agreement").

         (e) Except as shown on Section 4.1(e) of the Company Disclosure Schedule, not enter into any contractual commitments (other than the Company Credit Agreement) involving capital expenditures, loans or advances, and not voluntarily incur any contingent liabilities, except for any such commitments and liabilities not exceeding $55,000,000 in the aggregate.

         (f) Not redeem or purchase any of its stock or any securities convertible into or exercisable for any shares of capital stock and not declare or pay any dividends, or make any other distributions or repayments of debt to its stockholders (other than payments by subsidiaries of the Company to the Company or to other wholly-owned subsidiaries of the Company).

         (g) Not make any loans or advances (other than advances for travel and other normal business expenses or pursuant to the Company's employee mortgage loan program as in effect as of the date hereof) to stockholders, directors, officers or employees.

         (h) Maintain its books of account and records in the usual manner, in accordance with GAAP applied on a basis consistent with the basis on which they were applied in prior years, subject to normal year-end adjustments and accruals.

         (i) Comply in all material respects with all applicable laws and regulations of governmental agencies.

         (j) Except as set forth in Section 4.1(j) of the Company Disclosure Schedule, not purchase, sell or otherwise dispose of or encumber any property or assets or engage in any other activities or transactions, except for any such activities and transactions involving amounts not exceeding $55,000,000 in the aggregate.

         (k) Except as set forth in Section 4.1(k) of the Company Disclosure Schedule, not enter into or amend any employment, severance or similar agreements or arrangements, or increase the salaries, compensation or benefits of any employees, other than through normal annual increases and promotions to open existing positions with appropriate salary and benefit increases.

         (l) Not adopt, become an employer with regard to, or amend any employee compensation, employee benefit or post-employment benefit plan except in each case in the ordinary course of business.

         (m) Not amend its Certificate of Incorporation or By-laws or other constitutive documents.

         (n) Not issue or sell any of its stock (except upon exercise of Company Stock Options which are outstanding on the date of this Agreement) or any options, warrants or convertible or exchangeable securities.

         (o) Not split, combine, or reclassify its outstanding stock.

         (p) Not knowingly take any action that would prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code.

         (q) Use commercially reasonable efforts to cause the Merger to qualify as a "reorganization" under Section 368(a) of the Code.

         (r) Except as set forth in Section 4.1(r) of the Company Disclosure Schedule, on or before the earlier of the Merger Date or the date of termination of this Agreement, (i) will continue to file all of its Tax Returns in accordance with applicable current law and (ii) not knowingly make or change any material Tax election or position.

         (s) Not authorize or enter into any agreement to take any of the actions referred to in Sections 4.1(a) through 4.1(r) above.

         4.2 Pulte's Activities Until Effective Time. From the date of this Agreement to the Effective Time, or such earlier time as this Agreement is terminated in accordance with Article VI, Pulte will, and will cause each of its subsidiaries to, except as expressly contemplated or permitted by this Agreement or the Pulte Disclosure Schedule, or with the written consent of the Company which consent shall not be unreasonably withheld or delayed:

         (a) Operate its business in the ordinary course in all material respects and in a manner consistent with the manner in which it is being operated at the date of this Agreement.

         (b) Take all reasonable steps available to it to maintain the goodwill of its business, the continued employment of its executives and other employees and to maintain good relationships with the vendors, suppliers, contractors and others with which it does business.

         (c) At its expense, maintain all its assets in good repair and condition, except to the extent of reasonable wear and use and damage by fire or other casualty and, except as shown on Section 4.2(c) of the Pulte Disclosure Schedule, maintain in effect all insurance policies (or substitute policies with substantially similar coverage) in effect as of the date of this Agreement.

         (d) Not (i) make any borrowings other than borrowings in the ordinary course of business under working capital lines which are disclosed in the notes to the consolidated balance sheet at December 31, 2000 included in the Pulte 2000 10-K or under Pulte's Credit Agreement among Pulte, the material subsidiaries of Pulte, the Lenders and Bank of America, N.A. dated August 31, 2000 (the "Pulte Credit Agreement"); (ii) enter into any contractual commitments (other than the Pulte Credit Agreement) involving capital expenditures, loans or advances, and not voluntarily incur any contingent liabilities, except in each case in the ordinary course of business; (iii) purchase, sell or otherwise dispose of or encumber any property or assets, or engage in any activities or transactions, except in each case in the ordinary course of business; or (iv) issue or sell any of its stock (except upon exercise of Pulte Stock Options which are outstanding on the date of this Agreement or in accordance with the Pulte Stock Option Plans) or any options, warrants or convertible or exchangeable securities, except in each case in the ordinary cause of business, and except in the case of (i), (ii), (iii) and (iv) if such actions, combined with all other actions of Pulte from the date of this Agreement to the Effective Time, do not impede, delay or prevent the consummation of the Merger or any of the other transactions contemplated by this Agreement.

         (e) Not redeem or purchase any of its stock or any securities convertible into or exercisable for any shares of capital stock and not declare or pay any dividends (other than regular quarterly dividends not in excess of $.04 per share with usual record and payment dates for such dividends), or make any other distributions or repayments of debt to its stockholders (other than payments by subsidiaries of Pulte to Pulte or to other wholly-owned subsidiaries of Pulte).

         (f) Not make any loans or advances (other than advances for travel and other normal business expenses) to stockholders, directors, officers or employees.

         (g) Maintain its books of account and records in the usual manner, in accordance with GAAP applied on a basis consistent with the basis on which they were applied in prior years, subject to normal year-end adjustments and accruals.

         (h) Comply in all material respects with all applicable laws and regulations of governmental agencies.

         (i) Not enter into or amend any employment, severance or similar agreements or arrangements, or increase the salaries of any employees, other than through normal annual increases and promotions to open existing positions with appropriate salary and benefit increases.

         (j) Not amend its Articles of Incorporation or Certificate of Incorporation or By-laws or other constitutive documents.

         (k) Not split, combine or reclassify its outstanding stock.

         (l) Not knowingly take any action that would prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code.

         (m) Use commercially reasonable efforts to cause the Merger to qualify as a "reorganization" under Section 368(a) of the Code.

         (n) On or before the earlier of the Merger Date or the date of termination of this Agreement, (i) will continue to file all of its Tax Returns in accordance with applicable current law and (ii) not knowingly make or change any material Tax election or position.

         (o) Not authorize or enter into any agreement to take any of the actions referred to in subparagraphs (a) through (n) above.

         4.3 HSR Act Filings. The Company and Pulte will each make as promptly as practicable any filings it is required to make under the HSR Act with regard to the transactions which are the subject of this Agreement, and each of them will take all reasonable steps within its control (including providing information to the Federal Trade Commission and the Department of Justice) to cause the waiting periods required by the HSR Act to be terminated or to expire as promptly as practicable. The Company and Pulte will each provide information and cooperate in all other respects to assist the other in making its filing under the HSR Act.

         4.4 Stockholders' Meetings. Each of Pulte and the Company will take all action which is necessary in accordance with applicable law and its Articles of Incorporation (Pulte) or Certificate of Incorporation (the Company) and By-Laws to call and convene a special meeting of its stockholders (each, a "Merger Stockholders Meeting") as soon as practicable to consider and vote, in the case of the Company, upon adoption of this Agreement and approval of the Merger and, in the case of Pulte, approval of the Pulte Meeting Matters. The proxy statement distributed by each of Pulte and the Company with respect to its Merger Stockholders Meeting will include the recommendation of its Board of Directors that its stockholders vote to adopt, in the case of the Company, this Agreement and approve the Merger, and, in the case of Pulte, the Pulte Meeting Matters, unless the Board of Directors of Pulte or the Company has determined, after consultation with its counsel, that such Board of Directors is required by its fiduciary duties to state that it no longer recommends that the stockholders of Pulte or the Company, as the case may be, vote in favor of adoption of the Pulte Meeting Matters or this Agreement and the Merger. Each of Pulte and the Company will use all commercially reasonable efforts to solicit from its stockholders proxies or votes in favor of adoption of, in the case of the Company, this Agreement and approval of the Merger, and, in the case of Pulte, the Pulte Meeting Matters.

         4.5 Registration Statement and Proxy Statement.

         (a) Pulte will prepare and file with SEC as soon as practicable after the date of this Agreement a Registration Statement on Form S-4 relating to the shares of Pulte Common Stock to be issued as a result of the merger (the "Registration Statement"). The Registration Statement will include a joint proxy statement (the "Joint Proxy Statement/Prospectus") of Pulte and the Company relating to the Merger Stockholders Meetings. Pulte and the Company will cooperate to provide all information which is required to be included in the Registration Statement or in the Joint Proxy Statement/Prospectus in a timely manner so the Registration Statement can be filed with the SEC as soon as reasonably practicable. Pulte will cause the Registration Statement, and Pulte and the Company will cause the Joint Proxy Statement/Prospectus, to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules under them. Pulte will use its best efforts, and the Company will cooperate with Pulte, to cause the Registration Statement to be declared effective by the staff of the SEC as promptly as practicable after it is filed (including without limitation, responding to any comments received from the SEC with respect to the Registration Statement) and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Each of Pulte and the Company will, as promptly as practicable, provide to the other copies of any written comments received from the SEC with regard to the Registration Statement or the Joint Proxy Statement/Prospectus and will advise the other of any comments with respect to the Registration Statement or the Joint Proxy Statement/Prospectus which are received orally from the staff of the SEC. Pulte will use its best efforts to obtain, prior to the effective date of Registration Statement, any qualifications, permits or approvals which are necessary under any state securities laws in order to carry out the Merger, and Pulte will pay all expenses incident to obtaining those qualifications, permits or approvals. Pulte will provide the Company with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 prior to filing such with the SEC, and will provide the Company with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Registration Statement shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed; provided, however, that with respect to documents filed by a party which are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations.

         (b) Pulte and Acquisition each represents and warrants to the Company, and the Company represents and warrants to Pulte, that none of the information supplied by it for inclusion, or included in a document filed by it which is incorporated by reference, in the Registration Statement or the Joint Proxy Statement/Prospectus will (i) in the case of the Registration Statement and each amendment, at the time the Registration Statement is filed or becomes effective and at the Effective Time, and (ii) in the case of the Joint Proxy Statement/Prospectus and each amendment or supplement to it, at the time it is mailed to stockholders and at the time of the Merger Stockholders Meetings, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time before the Effective Time an event occurs with respect to the Company or any of its subsidiaries, or with respect to Pulte or any of its subsidiaries, as the case may be, which is required to be described in the Registration Statement or in the Joint Proxy Statement/Prospectus, an amendment or supplement to the Registration Statement or the Joint Proxy Statement/Prospectus will be filed with the SEC as promptly as practicable and, to the extent required by law, will be distributed to the stockholders of Pulte, the Company or both of them. Neither Pulte nor the Company will make any amendment or supplement to the Registration Statement or the Joint Proxy Statement/Prospectus without the approval of the other, which approval will not be unreasonably withheld (and will under no circumstances be withheld to the extent the amendment or supplement is required to cause the Registration Statement or the Joint Proxy Statement/Prospectus to comply with applicable law). Pulte will advise the Company promptly after it receives notice that the Registration Statement has become effective or that any supplement or amendment to it has been filed, that any stop order relating to the Registration Statement has been issued, or that the qualification or registration of the Pulte Common Stock issuable in connection with the Merger under any state securities law has been suspended, of any request by the staff of the SEC for an amendment of the Registration Statement or the Joint Proxy Statement/Prospectus, or of the receipt of comments or requests for additional information from the staff of the SEC or the response to any such comments or requests for additional information.

         (c) The Company and Pulte each will cause its Merger Stockholders Meetings to be held not later than 45 days after the day on which the Registration Statement becomes effective.

         (d) The Company's Board of Directors will not take any action, other than causing the Company to terminate this Agreement if it is entitled to do so under Article VI, which prevents the Company's stockholders from voting upon the Merger, and Pulte's Board of Directors will not take any action, other than causing Pulte to terminate this Agreement if it is entitled to do so under
Article VI, which prevents Pulte's stockholders from voting upon the Pulte Meeting Matters.

         4.6 No Solicitation of Offers; Notice of Proposals from Others.

         (a) Neither the Company nor any of its subsidiaries will, and the Company will use its best efforts to cause its and its subsidiaries' respective directors, officers, employees, investment bankers, attorneys and other agents and representatives not to, directly or indirectly (i) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing or disclosing information) any inquiry or the making of any offer or proposal by any corporation, partnership, trust, person or other entity or group (a "Third Party") with respect to, or that could reasonably be expected to lead to, any merger, consolidation, share acquisition, asset purchase, share exchange, business combination, tender offer, exchange offer or similar transaction involving the acquisition of all or a substantial portion of the assets of the Company and its subsidiaries, taken at a whole, or a significant equity interest in (including by way of tender offer), or a recapitalization or restructuring of, the Company or any of its material subsidiaries (any of those transactions being a "Company Acquisition Transaction"), or (ii) negotiate, explore or otherwise communicate in any way with any Third Party with respect to any possible Company Acquisition Transaction, or enter into, approve or recommend any agreement, arrangement or understanding requiring it to abandon, terminate or otherwise fail to consummate the Merger or any other of the transactions contemplated by this Agreement; provided however, that the Company may, in response to a proposal which was not solicited after the date of this Agreement, furnish information to, and engage in discussions or negotiations with, a Third Party, if, but only if, (A) the Company's Board of Directors determines, in good faith after consultation with its financial advisor, that the Third Party is financially capable of completing the transaction which is the subject of the proposal and that, if completed, that transaction would result in greater value to the Company's stockholders than the Merger and would be more favorable to the Company and its stockholders than the Merger and (B) before furnishing or disclosing any non-public information to, or entering into discussions or negotiations with, the Third Party, the Company receives from the Third Party an executed confidentiality agreement with terms no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreements, each dated as of January 9, 2001, between Pulte and the Company, which confidentiality agreement does not provide for any exclusive right to negotiate with the Company or any payments by the Company. Nothing in this Section 4.6(a) will prohibit the Board of Directors of the Company from complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with regard to a tender offer or an exchange offer or prohibit the Company from selling assets or properties in the ordinary course of business.

         (b) The Company will (i) no later than the end of the first business day after the Company receives an inquiry, proposal or offer with respect to a possible Company Acquisition Transaction or a request for non-public information relating to the Company in connection with a possible Company Acquisition Transaction or for access to its or any of its subsidiaries, properties, books or records by any Third Party that informs the Company's Board of Directors that the Third Party is considering making, or has made, a proposal or offer with respect to a Company Acquisition Transaction (any such inquiry proposal, offer or request being an "Acquisition Proposal"), notify Pulte in writing of the inquiry, proposal, offer or request, (ii) in that written notice, indicate in reasonable detail the identity of the Third Party (including the name of the Third Party) and the terms and conditions of the proposal or offer, (iii) promptly notify Pulte of any determination by the Company's Board of Directors that the Company should furnish information to, or engage in discussions or negotiations with, any Third Party, and (iv) keep Pulte informed of the progress of any discussions or negotiations with any Third Party.

         (c) The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties (other than Pulte) which have been conducted before the date of this Agreement with respect to any possible Company Acquisition Transaction and will inform any such parties of the Company's obligations under this Section 4.6.

         (d) Neither Pulte nor any of its subsidiaries will, and Pulte will use its best efforts to cause its and its subsidiaries' respective directors, officers, employees, investment bankers, attorneys and other agents and representatives not to, directly or indirectly (i) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing or disclosing information) any inquiry or the making of any offer or proposal by any Third Party with respect to, or that could reasonably be expected to lead to, any merger, consolidation, share acquisition, asset purchase, share exchange, business combination, tender offer, exchange offer or similar transaction involving the acquisition of all or a substantial portion of the assets of Pulte and its subsidiaries, taken at a whole, or a significant equity interest in (including by way of tender offer), or a recapitalization or restructuring of, Pulte or any of its material subsidiaries, that would impede, delay or prevent the consummation of the Merger or any of the other transactions contemplated by this Agreement (any such merger, consolidation or other transaction being a "Pulte Acquisition Transaction"), or (ii) negotiate, explore or otherwise communicate in any way with any Third Party with respect to any possible Pulte Acquisition Transaction, or enter into, approve or recommend any agreement, arrangement or understanding requiring it to abandon, terminate or otherwise fail to consummate the Merger or any other of the transactions contemplated by this Agreement. Nothing in this Section 4.6(d) will prohibit the Board of Directors of Pulte from complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with regard to a tender offer or an exchange offer or prohibit Pulte from selling assets or properties in the ordinary course of business.

         4.7 Pulte's and Acquisition's Efforts to Fulfill Conditions. Pulte and Acquisition each will use its commercially reasonable efforts to cause all the conditions set forth in Section 5.1 to be fulfilled on or before the Merger Date.

         4.8 Company's Efforts to Fulfill Conditions. The Company will use its commercially reasonable efforts to cause all the conditions set forth in Section
5.2 to be fulfilled on or before the Merger Date.

         4.9 Affiliate Matters. Not less than 45 days prior to the Effective Time, the Company shall deliver to Pulte a letter identifying all persons who, in the judgment of the Company, may be deemed at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act, and such list shall be updated as necessary to reflect changes from the date thereof. The Company shall use reasonable best efforts to cause each person identified on such list to deliver to Pulte not less than 30 days prior to the Effective Time, a written agreement substantially in the form attached as Exhibit 4.9 hereto (an "Affiliate Agreement").

         4.10 Consulting Agreement. At or prior to the Effective Time, the consulting agreement described on Section 4.10 of the Company Disclosure Schedule will be terminated and the consultant named therein will receive payment in an amount set forth thereon in full satisfaction of the Company's obligations under such consulting agreement.

         4.11 Directors. The Board of Directors of Pulte has agreed to elect to the Board of Directors of Pulte, effective as of the Effective Time, three persons to be designated by the

Company prior to the mailing of the Joint Proxy Statement/Prospectus who are reasonably acceptable to Pulte and who are accepted by Pulte prior to the mailing of the Joint Proxy Statement/Prospectus (collectively, the "Director Nominees"). In addition, Pulte will cause two of the Director Nominees to be nominated for election, and to be elected, to the Board of Directors of Pulte at the next annual meeting of shareholders of Pulte for the election of directors, one in the class the term of which expires at the 2003 Annual Shareholders Meeting by Pulte and the other in the class the term of which expires at the 2004 Annual Shareholders Meeting of Pulte (each in the class designated by the Company).


                                    ARTICLE V

                         CONDITIONS PRECEDENT TO MERGER

         5.1 Conditions to the Company's Obligations. The obligations of the Company to complete the Merger are subject to satisfaction on or before the Merger Date of the following conditions (any or all of which may be waived by the Company):

         (a) The representations and warranties of Pulte and Acquisition contained in this Agreement will, except as contemplated by this Agreement, be true and correct in all material respects (except that the representations and warranties of Pulte and Acquisition which are qualified as to materiality, or absence of Material Adverse Effect, will be true and correct in all respects) on the Merger Date with the same effect as though made on that date (except that representations or warranties which relate expressly to a specified date or a specified period need only have been true and correct with regard to the specified date or period and except for occurrences or conditions which are attributable to, or result directly from the public announcement or the pendency of the Merger), and Pulte will have delivered to the Company a certificate dated that date and signed by the President and Chief Financial Officer of Pulte to that effect.

         (b) Pulte and Acquisition will have fulfilled in all material respects all their obligations under this Agreement required to have been fulfilled on or before the Merger Date, and Pulte will have delivered to the Company a certificate dated that date and signed by the President and Chief Financial Officer of Pulte to that effect.

         (c) No order will have been entered by any court or governmental authority and be in force which invalidates this Agreement or restrains the Company from completing the transactions which are the subject of this Agreement, and no action will be pending against the Company, Pulte or Acquisition relating to the transactions which are the subject of this Agreement which presents a reasonable likelihood of resulting in an award of damages against the Company, Pulte or Acquisition which would reasonably be expected to have a Material Adverse Effect after the Merger on Pulte and its subsidiaries taken as a whole.

         (d) The Merger will have been approved by the holders of a majority of the outstanding shares of Company Common Stock.

         (e) Since the date of this Agreement, no events shall have occurred and no circumstances shall have occurred that, in the aggregate, have resulted in or would reasonably be expected to have a Material Adverse Effect on Pulte, except occurrences or circumstances which are attributable to, or result directly from, the public announcement or the pendency of the Merger or will result from the Merger.

         (f) Any waiting period (and any extensions thereof) under the HSR Act with regard to the Merger will have expired or been terminated.

         (g) The shares of Pulte Common Stock issuable to the Company's stockholders as a result of the Merger will have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

         (h) The Registration Statement will have become effective under the Securities Act and will not be the subject of any stop order or any pending proceeding seeking a stop order, and any other federal and material state securities laws applicable to the issuance of Pulte Common Stock as a result of the Merger have been complied with.

         (i) The Company shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, a written opinion dated as the Merger Date to the effect that for U.S. federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel to the Company shall be entitled to make assumptions and rely upon representations and covenants provided by Pulte, Acquisition, and the Company, and Pulte, Acquisition, and the Company each hereby agree to provide counsel to the Company with such representations and covenants as counsel to the Company may reasonably request in connection with rendering the opinion.

         (j) The Market Value of a share of Pulte Common Stock will not be less than $27.00; provided that the Company has provided written notice to Pulte of its irrevocable election (unless Pulte consents in writing to such notice being withdrawn by the Company) to terminate this Agreement pursuant to Section 6.1(j).

         (k) The Director Nominees will have been elected to the Board of Directors of Pulte, effective immediately after the Effective Time.

         (l) The Pulte Meeting Matters will have been approved by the holders of a majority of the shares of Pulte Common Stock present at Pulte's Merger Stockholders Meeting and entitled to vote thereon.

         5.2 Conditions to Pulte's and Acquisition's Obligations. The obligations of Pulte and Acquisition to complete the Merger are subject to satisfaction on or before the Merger Date of the following conditions (any or all of which may be waived by Pulte):

         (a) The representations and warranties of the Company contained in this Agreement will, except as contemplated by this Agreement, be true and correct in all material respects (except that the representations and warranties of the Company which are qualified as to materiality, or absence of Material Adverse Effect, will be true and correct in all respects) on the Merger Date with the same effect as though made on that date (except that representations or warranties which relate expressly to a specified date or a specified period need only have been true and correct with regard to the specified date or period and except for occurrences or conditions which are attributable to, or result directly from, the public announcement or the pendency of the Merger), and the Company will have delivered to Pulte a certificate dated that date and signed by the President and Chief Financial Officer of the Company to that effect.

         (b) The Company will have fulfilled in all material respects all its obligations under this Agreement required to have been fulfilled on or before the Merger Date, and the Company will have delivered to Pulte a certificate dated that date and signed by the President and Chief Financial Officer of the Company to that effect.

         (c) No order will have been entered by any court or governmental authority and be in force which invalidates this Agreement or restrains Pulte or Acquisition from completing the transactions which are the subject of this Agreement and no action will be pending against the Company, Pulte or Acquisition relating to the transactions which are the subject of this Agreement which presents a reasonable likelihood of resulting in an award of damages against the Company, Pulte or Acquisition which would reasonably be expected to have a Material Adverse Effect after the Merger on Pulte and its subsidiaries taken as a whole.

         (d) The Pulte Meeting Matters will have been approved by the holders of a majority of the shares of Pulte Common Stock present at Pulte's Merger Stockholders Meeting and entitled to vote thereon.

         (e) Since the date of this Agreement, no events shall have occurred and no circumstances shall have occurred that, in the aggregate, have resulted in or would reasonably be expected to have a Material Adverse Effect on the Company, except occurrences or circumstances which are attributable to, or result directly from, the public announcement or the pendency of the Merger or will result from the Merger.

         (f) Any waiting period (and any extensions thereof) under the HSR Act with regard to the Merger will have expired or been terminated.

         (g) The shares of Pulte Common Stock issuable to the Company's stockholders as a result of the Merger will have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

         (h) The Registration Statement will have become effective under the Securities Act and will not be the subject of any stop order to any pending proceeding seeking a stop order, and any other federal and material state securities laws applicable to the issuance of Pulte Common Stock as a result of the Merger have been complied with.

         (i) The Merger will have been approved by the holders of a majority of the outstanding shares of Company Common Stock.

                                   ARTICLE VI

                                   TERMINATION

         6.1 Right to Terminate. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party, and, except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or Pulte (whether or not the Company's or Pulte's stockholders have approved the Merger):

         (a) By mutual written consent of the Company and Pulte.

         (b) By the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or agreement contained herein) if (i) it is determined that any of the representations and warranties of Pulte and Acquisition contained in this Agreement was not complete and accurate in all material respects (or that any of those representations and warranties which are qualified as to materiality or absence of Material Adverse Effect was not true and correct in all respects) on the date of this Agreement, or (ii) if Pulte or Acquisition has breached in a material respect any covenant or agreement contained in this Agreement and has not cured that breach within ten business days after written notice from the Company, or by the Merger Date, if earlier.

         (c) By Pulte (provided that Pulte is not then in material breach of any representation, warranty, covenant or agreement contained herein) if (i) it is determined that any of the representations and warranties of the Company contained in this Agreement was not complete and accurate in all material respects (or that any of those representations and warranties which are qualified as to materiality or absence of Material Adverse Effect was not true and correct in all respects) on the date of this Agreement, or (ii) if the Company has breached in a material respect any covenant or agreement contained in this Agreement and has not cured that breach within ten business days after written notice from Pulte, or by the Merger Date, if earlier.

         (d) By either Pulte or the Company if, without fault of the terminating party, the Merger Date is later than September 30, 2001, which date may be extended by mutual consent of Pulte and the Company; provided, however, that the right to terminate this Agreement pursuant to this Section 6.1(d) will not be available to any party whose failure to perform or observe in any material respect any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger Date to occur on or before that date.

         (e) By either Pulte or the Company if any court of competent jurisdiction or other governmental authority issues an order (other than a temporary restraining order), decree or ruling, or takes any other action, restraining, enjoining or otherwise prohibiting the Merger, and that order, decree, ruling or other action becomes final and nonappealable.

         (f) By either Pulte or the Company, if the stockholders of the Company fail to adopt this Agreement and approve the Merger at the Company's Merger Stockholders Meeting or the shareholders of Pulte fail to approve the Pulte Meeting Matters at Pulte's Merger Stockholders Meeting.

         (g) By Pulte, if the Company's Board of Directors (i) withdraws, changes or modifies in any manner its recommendation that its stockholders vote to adopt this Agreement and approve the Merger or (ii) adopts resolutions approving or otherwise authorizing or recommending a Company Acquisition Transaction (other than the Merger) to its stockholders.

         (h) By the Company, if Pulte's Board of Directors (i) withdraws, changes or modifies in any manner its recommendation that its shareholders vote to approve the Pulte Meeting Matters or (ii) adopts resolutions approving or otherwise authorizing or recommending a Pulte Acquisition Proposal.

         (i) By the Company, if the Board of Directors of the Company, after consultation with and based upon the advice of outside legal counsel and its financial advisors, shall have determined in good faith that approving and entering into an agreement in connection with a Company Bona Fide Proposal (as defined below), and consummating such proposal would result in a transaction more favorable to its stockholders from a financial point of view than the transactions contemplated by this Agreement, provided, however, that this Agreement may not be terminated pursuant to this Section 6.1(i) unless (i) the Company shall have provided Pulte with at least five business days advance notice of such termination and (ii) concurrent with the termination, the Company pays Pulte the fee required by Section 6.3(e). A "Company Bona Fide Proposal" shall mean a Company Acquisition Proposal which the Company's Board of Directors determines in good faith, after consultation with outside legal counsel and its financial advisors, is reasonably capable of being consummated by the person making the proposal, taking into account regulatory, legal, financial and other relevant matters.

         (j) By the Company, if the Market Value of a share of Pulte Common Stock is less than $27.00; provided that the Company has provided written notice to Pulte of its irrevocable election (unless Pulte consents in writing to such notice being withdrawn by the Company) to terminate this Agreement.

         6.2 Manner of Terminating Agreement. If at any time the Company or Pulte has the right under Section 6.1 to terminate this Agreement, it can terminate this Agreement by a written notice to the other that it is terminating this Agreement.

         6.3 Effect of Termination.

         (a) If this Agreement is terminated pursuant to Section 6.1, after this Agreement is terminated, neither party will have any further rights or obligations under this Agreement other than the obligations under this Section 6.3, Section 9.1 and the last two sentences of each of Sections 9.4(a) and 9.4(b). Nothing contained in this Section 6.3(a) will, however, relieve either party of liability for any material breach of this Agreement which occurs before this Agreement is terminated.

         (b) In the event of termination of this Agreement by either party pursuant to Section 6.1(f) or by Pulte pursuant to Section 6.1(g), if the stockholders of the Company fail to adopt this Agreement and approve the Merger at the Company's Merger Stockholders Meeting, then so long as at the time of such termination Pulte is not in material breach of any representation, warranty, covenant or agreement contained herein, the Company shall make payment to Pulte (within five business days of notice of demand for payment), by wire transfer of immediately available funds, an aggregate of not more than $5 million for reimbursement of reasonable fees and out-of-pocket expenses incurred by Pulte in connection with the transactions contemplated by this Agreement, upon presentation of reasonable documentation of such fees and expenses.

         (c) In the event of termination of this Agreement by either party pursuant to Section 6.1(f) or by the Company pursuant to Section 6.1(h), if the stockholders of Pulte fail to approve the Pulte Meeting Matters at Pulte's Merger Stockholders Meeting, then so long as at the time of such termination the Company is not in material breach of any representation, warranty, covenant or agreement contained herein, Pulte shall make payment to the Company (within five business days of notice of demand for payment), by wire transfer of immediately available funds, an aggregate of not more than $5 million for reimbursement of reasonable fees and out-of-pocket expenses incurred by the Company in connection with the transactions contemplated by this Agreement, upon presentation of reasonable documentation of such fees and expenses.

         (d) If Pulte is entitled to payment pursuant to Section 6.3(b), and prior to the Company's Merger Stockholders Meeting a Company Acquisition Proposal has been publicly announced, disclosed or communicated and within twelve months of the termination referred to in Section 6.3(b) the Company shall consummate or enter into any agreement with respect to a Company Acquisition Proposal that would result in a transaction more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement, then the Company shall make payment to Pulte (within five business days of notice of demand for payment) by wire transfer of immediately available funds of a termination fee in the amount of $32 million.

         (e) In the event of termination of this Agreement by the Company pursuant to Section 6.1(i), so long as at the time of such termination Pulte is not in material breach of any representation, warranty, covenant or agreement contained herein, the Company shall make payment to Pulte (within five business days of notice of demand for payment), by wire transfer of immediately available funds, of a termination fee in the amount of $32 million and payment of an aggregate of not more than $5 million for reimbursement of reasonable fees and expenses incurred by Pulte in connection with the transactions contemplated by this Agreement, upon presentation of reasonable documentation of such fees and expenses.


                                   ARTICLE VII

                               ABSENCE OF BROKERS

         7.1 Representations and Warranties Regarding Brokers and Others. The Company and Pulte each represents and warrants to the other that nobody acted as a broker, a finder or in any similar capacity in connection with the transactions which are the subject of this Agreement, except that Salomon Smith Barney Inc. acted as a financial advisor to Pulte and Credit Suisse First Boston Corporation acted as a financial advisor to the Company. Pulte will pay all the fees and other charges of Salomon Smith Barney Inc., and the Company will pay all the fees and other charges of Credit Suisse First Boston Corporation. The Company indemnifies Pulte and Acquisition against, and agrees to hold each of them harmless from, all losses, liabilities and expenses (including, but not limited to, reasonable fees and expenses of counsel and costs of investigation) incurred because of any claim by anyone for compensation as a broker, a finder or in any similar capacity by reason of services allegedly rendered to the Company in connection with the transactions which are the subject of this Agreement. Pulte indemnifies the Company against, and agrees to hold it harmless from, all losses, liabilities and expenses (including, but not limited to, reasonable fees and expenses of counsel and costs of investigation) incurred because of any claim by anyone for compensation as a broker, a finder or any similar capacity by reason of services allegedly rendered to Pulte or Acquisition in connection with the transactions which are the subject of this Agreement.


                                  ARTICLE VIII

                                OTHER AGREEMENTS

         8.1 Stock Exchange Listing. Pulte will promptly file a listing application with the New York Stock Exchange with regard to the shares of Pulte Common Stock which will be issued as a result of the Merger and will use its best efforts to cause the listing of those shares to be approved by the New York Stock Exchange, subject to official notice of issuance, prior to the Merger Date.

         8.2 Other Actions; Filings; Consents. Subject to the terms and conditions contained in this Agreement, Pulte and the Company each will (i) use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things, which are necessary, proper or appropriate under applicable laws and regulations, or are required to be taken by any governmental authorities, to consummate the Merger as promptly as practicable, (ii) use its commercially reasonable efforts to make as promptly as practicable all necessary filings, and subsequently make any other required submissions, with regard to this Agreement or the Merger under (A) the Securities Act, the Exchange Act and any other applicable federal or state securities laws or regulations, (B) the HSR Act and any related governmental requests under that act and (C) any other applicable or federal, state, local or foreign statutes, laws, rules or regulations, (iii) use its commercially reasonable efforts to obtain from governmental authorities any consents, licenses, permits, waivers, approvals, authorizations and orders required to be obtained by the Company or Pulte or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, (iv) use its commercially reasonable efforts to resolve any objections which may be asserted by any governmental authority with regard to the Merger or any other transactions contemplated by this Agreement under any anti-trust, trade or regulatory laws or regulations, (v) furnish the other, upon request, with copies of all correspondence, filings and communications between it and its affiliates and representatives, on the one hand, and any governmental authority or member of the staff of any governmental authority, on the other hand, with respect to this Agreement, the Merger or any other of the transactions contemplated by this Agreement, (vi) furnish the other with all information and reasonable assistance which the other may reasonably request in connection with the preparation of filings, registrations or submissions of information required by any governmental authorities and (vii) use its commercially reasonable efforts to cause any injunction, restraining order or other order of any court or governmental authority which adversely effects the ability of the parties to consummate the Merger to be dissolved, and to defend vigorously any litigation seeking to enjoin, prevent or delay the consummation of the Merger or seeking material changes in the terms of the Merger or any other transaction which is the subject to this Agreement.

         8.3 Notification of Certain Matters. Each party will cause one or more of its representatives to confer on a regular and frequent basis with representatives of the other party and to report to the other party on the general status of its ongoing operations. Each party will give prompt notice to the other party of (i) any written notice or other communication from any third party alleging that the consent of that third party is or may be required in connection with the Merger or other transactions contemplated by this Agreement,
(ii) its receipt of written notice of any governmental complaint, investigation or hearing, or any litigation, which may impair the parties, ability to consummate the Merger or any of the other transactions contemplated by this Agreement or would reasonably be expected to have a Material Adverse Effect on the Company or Pulte, as the case may be, (iii) any change or event that in the party's good faith judgment is reasonably likely to impair the party's ability to consummate the Merger or would reasonably be expected to have a Material Adverse Effect on the party or (iv) the occurrence or the existence of any event that would, or could with a passage of time or otherwise, make any representation or warranty in this Agreement untrue.


                                   ARTICLE IX

                                     GENERAL

         9.1 Expenses. Except as provided in Section 6.3, the Company and Pulte will each pay its own expenses (and Pulte will pay Acquisition's expenses) in connection with the transactions which are the subject of this Agreement, including legal fees.

         9.2 Employee Benefit Plans. Pulte agrees to consult with the senior executive officers of the Company between the date of this Agreement and the Merger Date to develop employee benefit plans (which may be continuations of some or all of the Company's current employee benefit plans) which will provide the Company's employees with benefits which are substantially the same, in the aggregate, as those they are receiving under the Company's employee benefit plans which exist at the date of this Agreement and to maintain those plans in effect for at least one year. The Surviving Corporation will fulfill the obligations of the Company under its severance plan. Pulte shall cause the Surviving Corporation to: (A) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements (to the same extent such waivers were given prior to the Effective Time) applicable to employees of the Surviving Corporation ("New Employees") under any employee benefit plans in which such employees may be eligible to participate after the Effective Time, or take such other steps as may be necessary to prevent New Employees from incurring a loss of benefits under any employee welfare benefit plan (as defined in Section 3(1) of ERISA) solely as a result of this transaction; (B) to the extent possible under applicable plan documents, and subject to the requirements and limitations of applicable insurers, provide each New Employee with credit for any co-payments and deductibles paid prior to the Effective Time (to the same extent such credit was given prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any employee benefit plans in which such employees may be eligible to participate after the Effective Time, and (C) recognize all service of New Employees with the Company, for all purposes (including without limitation, for purposes of eligibility to participate, vesting credit, entitlement to benefits, and benefit accrual (including vacation benefit accrual)) in any employee benefit plan in which such employees may be eligible to participate after the Effective Time; provided, that the foregoing shall not apply to the extent it would result in duplication of benefits with respect to the same period of service without offset for benefits accrued under a predecessor plan.

         9.3 Directors' and Officers' Insurance and Indemnification.

         (a) Pulte and the Surviving Corporation will at all times after the Effective Time indemnify and hold harmless each person who is at the date of this Agreement, or has been at any time prior to the date of this Agreement, a director, officer or employee of the Company or any of its subsidiaries ("Indemnified Parties"), in each case to the fullest extent permitted by applicable law, with respect to any claim, liability, loss, damage, cost or expense (whenever asserted or claimed) based in whole or in part, or arising in whole or in part out of, any act or omission by that person at or prior to the Effective Time in connection with that person's duties as a director, officer or employee of the Company or any of its subsidiaries or affiliates, to the same extent and on the same terms (including with respect to advancement of expenses) provided in the Company's Certificate of Incorporation or By-Laws, or in any indemnification agreements, in effect on the date of this Agreement. Pulte or the Surviving Corporation will pay all reasonable expenses, including attorney's fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations of Pulte and the Surviving Corporation under this Section 9.3(a).

         (b) Pulte will cause the Surviving Corporation to keep in effect for at least six years after the Effective Time the policies of directors' and officers' liability insurance maintained by the Company and its subsidiaries at the date of this Agreement; provided that (i) Pulte may substitute policies having the same coverage and amounts and containing terms and conditions which are no less advantageous to the persons who are currently covered by the Company's policies and with carriers comparable in terms of credit worthiness to those which have written the policies maintained by the Company at the date of this Agreement and (ii) neither Pulte nor the Surviving Corporation will be required to pay an annual premium for that insurance in excess of three times the annual premium relating to the year during which this Agreement is executed, but if they are not able to maintain the required insurance for an annual premium for that amount, they will purchase as much coverage as they can obtain for that amount.

         9.4 Access to Properties, Books and Records.

         (a) From the date of this Agreement until the Effective Time, the Company will, and will cause each of its subsidiaries to, give representatives of Pulte full access during normal business hours, upon reasonable notice and in a manner that will minimize the disruption to the Company's business, to all of their respective properties, books and records. Pulte will, and will cause its representatives to, hold all information it receives as a result of its access to the properties, books and records of the Company or its subsidiaries in confidence, except to the extent that information (i) is or becomes available to the public (other than through a breach of this Agreement), (ii) becomes available to Pulte or a subsidiary from a third party which, insofar as Pulte is aware, is not under an obligation to the Company, or to a subsidiary of the Company, to keep the information confidential, (iii) was known to Pulte or a subsidiary before it was made available to Pulte or its representative by the Company or a subsidiary, (iv) otherwise is independently developed by Pulte or a subsidiary, or (v) Pulte reasonably believes is required to be included in the Registration Statement. If this Agreement is terminated prior to the Effective Time, Pulte will, at the request of the Company, deliver to the Company all documents and other material obtained by Pulte from the Company or a subsidiary in connection with the transactions which are the subject of this Agreement or evidence that that material has been destroyed by Pulte.

         (b) From the date of this Agreement until the Effective Time, Pulte will, and will cause each of its subsidiaries to, give representatives of the Company full access during normal business hours, upon reasonable notice and in a manner that will minimize the disruption to Pulte's business, to all of their respective properties, books and records. The Company will, and will cause its representatives to, hold all information it receives as a result of its access to the properties, books and records of Pulte or its subsidiaries in confidence, except to the extent that information (i) is or becomes available to the public (other than through a breach of this Agreement), (ii) becomes available to the Company or a subsidiary from a third party which, insofar as the Company is aware, is not under an obligation to Pulte, or to a subsidiary of Pulte, to keep the information confidential, (iii) was known to the Company or a subsidiary before it was made available to the Company or its representative by Pulte or a subsidiary, (iv) otherwise is independently developed by the Company or a subsidiary, or (v) the Company reasonably believes is required to be included in the Registration Statement. If this Agreement is terminated prior to the Effective Time, the Company will, at the request of Pulte, deliver to Pulte all documents and other material obtained by the Company from Pulte or a subsidiary in connection with the transactions which are the subject of this Agreement or evidence that that material has been destroyed by the Company.

         9.5 Press Releases. The Company and Pulte will consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the Merger, except that nothing in this Section 9.5 will prevent either party from making any statement when and as required by law or by the rules of any securities exchange or securities quotation or trading system on which securities of that party or an affiliate are listed, quoted or traded.



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

         9.6 Entire Agreement. No Third Party Beneficiaries.

         (a) This Agreement and the documents to be delivered in accordance with this Agreement contain the entire agreement among the Company, Pulte and Acquisition relating to the transactions which are the subject of this Agreement and those other documents, all prior negotiations, understandings and agreements between the Company and either Pulte or Acquisition are superseded by this Agreement and those other documents, and there are no representations, warranties, understandings or agreements concerning the transactions which are the subject of this Agreement or those other documents other than those expressly set forth in this Agreement or those other documents.

         (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than
Section 3.2(y), Section 4.11 and Section 9.3 which shall survive the Effective Time and are intended to be for the benefit of the persons covered thereby and may be so enforced by such persons.

         9.7 Effect of Disclosures. Any information disclosed by a party in any representation or warranty contained in this Agreement (including exhibits to this Agreement) will be treated as having been disclosed in connection with each representation and warranty made by that party in this Agreement.

         9.8 Captions. The captions of the articles and paragraphs of this Agreement are for reference only and do not affect the meaning or interpretation of this Agreement.

         9.9 Prohibition Against Assignment. Neither this Agreement nor any right of any party under it may be assigned.

         9.10 Notices and Other Communications. Any notice or other communication under this Agreement must be in writing and will be deemed given when it is delivered in person or sent by facsimile (with proof of receipt at the number to which it is required to be sent), on the business day after the day on which it is sent by a major nationwide overnight delivery service, or on the third business day after the day on which it is mailed by first class mail from within the United States of America, to the following addresses (or such other address as may be specified after the date of this Agreement by the party to which the notice or communication is sent):

         If to Pulte or Acquisition:
                  Pulte Corporation
                  33 Bloomfield Hills Parkway, Suite 200
                  Bloomfield Hills, MI  48304-2946
                  Attention: General Counsel
                  Facsimile No.: (248) 433-4543


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

         with a copy (which shall not constitute notice) to:
                  David Foltyn
                  Honigman Miller Schwartz and Cohn LLP
                  2290 First National Building
                  Detroit, Michigan 48226
                  Facsimile No.: (313) 465-7381

         If to the Company:
                  Del Webb Corporation
                  6001 N. 24th Street
                  Phoenix, AZ  85016-2021
                  Attention: General Counsel
                  Facsimile No.: (602) 808-8085

         with a copy (which shall not constitute notice) to:
                  Skadden, Arps, Slate, Meagher & Flom LLP
                  300 South Grand Avenue, Suite 3400
                  Los Angeles, California  90071-3144
                  Attention: Joseph J. Giunta
                  Facsimile No.: (213) 687-5600

         9.11 Governing Law. This Agreement will be governed by, and construed under, the substantive laws of the State of Delaware applicable to contracts made and to be performed solely in such state.

         9.12 Amendments. This Agreement may be amended only by a document in writing signed by both the Company and Pulte, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company and Pulte, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval.

         9.13 Counterparts. This Agreement may be executed in two or more counterparts, some of which may be signed by fewer than all the parties or may contain facsimile copies of pages signed by some of the parties. Each of those counterparts will be deemed to be an original copy of this Agreement, but all of them together will constitute one and the same agreement.

         9.14 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         9.15 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein (including Section 9.3) that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX.

         9.16 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         9.17 Submission to Jurisdiction; Waivers. Each of Pulte and the Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of Pulte and the Company hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Pulte and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         9.18 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.19 Section 16. Pulte, the Surviving Corporation and the Company shall take all such steps as may be required to provide that, with respect to each
Section 16 Affiliate (as defined below), (i) the transactions contemplated by this Agreement, and (ii) any other dispositions of the

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Company's equity securities (including derivative securities) or other acquisitions of Pulte's equity securities (including derivative securities) in connection with this Agreement, shall be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with the terms and conditions set forth in that certain No-Action Letter, dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP. For purposes of this Agreement, "Section 16 Affiliate" shall mean each individual who (x) immediately prior to the Effective Time is a director or officer of the Company or (y) at the Effective Time will become a director or officer of Pulte, the Surviving Corporation or the Company.

         IN WITNESS WHEREOF, the Company, Pulte and Acquisition have executed this Agreement, intending to be legally bound by it, on the day shown on the first page of this Agreement.

                                  DEL WEBB CORPORATION

                              By: /s/ LeRoy C. Hanneman Jr.
                                  ---------------------------------------------
                                  Name: LeRoy C. Hanneman Jr.
                                        -------------------------------------
                                  Title: Chief Executive Officer
                                         ------------------------------------


                                  PULTE CORPORATION



                              By: /s/ Robert K. Burgess
                                  ---------------------------------------------
                                  Name: Robert K. Burgess
                                        -------------------------------------
                                  Title: Chairman and Chief Executive Officer
                                         ------------------------------------


                                  PULTE ACQUISITION CORPORATION

                              By: /s/ Robert K. Burgess
                                  ---------------------------------------------
                                  Name: Robert K. Burgess
                                        -------------------------------------
                                  Title: Chairman and Chief Executive Officer
                                         ------------------------------------